Exhibit 10.3

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), entered into on August 15, 2006, effective as of July 1, 2006 (the “Effective Date”), is by and between Dean Dairy Holdings, LLC and Suiza Dairy Group, LLC, each a Delaware limited liability company (collectively, “Purchaser”), and Consolidated Container Company LP, a Delaware limited partnership (“Seller”).

The parties hereby agree as follows:

1.	Purchase of Products.

(a)	Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller and Seller agrees to sell to Purchaser, 100% (except as otherwise provided herein) of Purchaser’s requirements during the Term (as defined in Section 2 below) for any third party-manufactured plastic bottles of the type, with the specifications and at the specific plant designated for such bottle on Exhibit A or Exhibit B hereto (the “Products”) as described below. For purposes of clarity, the term Products means the specified bottle at the specified plant and not the same bottle at a different plant. Purchaser does not intend to increase its capacity to manufacture Products in a manner that would materially reduce the Products available to Seller hereunder. If Purchaser ceases to have requirements for any of the Products, Purchaser will provide Seller with 90 days prior notice or such shorter notice commercially reasonable under the circumstances.

(i) Base Business. Commencing on July 1, 2006 and continuing through the remainder of the Term of this Agreement, Purchaser will purchase Products for use in Purchaser’s operations at its plants identified on Exhibit A hereto (the “Base Business”), and

(ii) Additional Business. On or before August 30, 2006, Seller will deliver to Purchaser a copy of Exhibit B indicating for each Product on the Exhibit the date when Seller anticipates it will be ready to commence production for such Product (the “Additional Business Commencement Date”). Commencing on the Additional Business Commencement Date for plastic bottles of the type, with the specifications and at the specific plant designated for such bottle on Exhibit B (“Additional Business Products”) and continuing through the remainder of the Term, Purchaser will purchase such Additional Business Products for use in Purchaser’s operations at its plants identified on Exhibit B hereto. If Seller does not identify an Additional Business Commencement Date for any Additional Business Product, such Product shall no longer be an Additional Business Product nor will it be a New Bottle (as defined below). Seller will provide notice not less than thirty (30) days prior to each Additional Business Commencement Date confirming that Seller will be able to commence production of the applicable Product on the Additional Business Commencement Date for such Product or on a date not later than thirty (30) days after the Additional Business Commencement Date identified on Exhibit B. If Seller is not able to commence production of the applicable Product by the Additional Business Commencement Date or within thirty (30) days after this date, * . Seller shall notify Purchaser if it will be ready to commence production of the Product * . If Seller fails to provide notice in accordance with this paragraph with respect to a given Additional Business Product, such Product will no longer be considered an Additional Business Product nor will it be a New Bottle.

(b)	If Purchaser determines that it needs to purchase from any third party a New Bottle, Purchaser shall notify Seller of the specifications for the New Bottle. The term “New Bottle” shall mean (y) a bottle that is materially different from a Product covered by this Agreement and requires a new mold or (z) any bottle for a plant other than the Products as identified on Exhibit A or Exhibit B. Seller will have thirty (30) days to provide a bid to supply the New Bottles. Purchaser may also obtain bids from additional suppliers. If Purchaser obtains a bid from an additional supplier that Purchaser desires Seller to match, it will notify Seller of the price bid by such additional supplier for the New Bottles. Seller will have ten (10) business days to elect to match such bid (i.e., to offer a net delivered price equal to the net delivered price offered by such third party). If Seller notifies Purchaser in a timely manner that Seller is willing to match such bid, Seller will become the manufacturer of such New Bottles for Purchaser. If Seller notifies Purchaser that it is not willing to match the pricing or fails to respond within such ten day period, Purchaser can purchase the New Bottles from the additional supplier, provided the net delivered price (including not only the base bottle price but also rebates, incentives, freight, etc.) is equal to or less than the bid communicated to Seller pursuant to this paragraph (except for changes in resin costs since the date of the bid) and is offered to Purchaser for a term of at least one year.

Notwithstanding the foregoing, Seller’s right to bid and supply New Bottles pursuant to this Section 1(b) shall be limited by any contract of an entity purchased by Purchaser or its affiliates or any contract assumed in connection with the purchase of assets of a business (“Assumed Bottle Contract”), provided such Assumed Bottle Contract was in effect at the time of the acquisition and provided that Purchaser or such affiliate shall have the right to continue to purchase under such Assumed Bottle

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

Contract until the earlier of the expiration of the contract or the earliest permitted termination date of such contract (unless, in the case of the earliest permitted termination date, the lowest price for the New Bottles is available through this Assumed Bottle Contract and Seller is not willing to match such pricing, in which case Purchaser shall not be obligated to terminate the contract early). Purchaser and Seller will apply the terms of this paragraph 1(b) to determine whether Seller will supply the bottles covered by the Assumed Bottle Contract at the end of such period.

Any bottles purchased by Purchaser under a bottle purchase agreement in effect as of the Effective Date of this Agreement (an “Existing Bottle Agreement”) shall be deemed New Bottles for purposes of this Section 1(b) at the earlier of the expiration of such Existing Bottle Agreement or the earliest permitted termination date of such Existing Bottle Agreement (unless, in the case of the earliest permitted termination date, the lowest price for the New Bottles is available through this Existing Bottle Agreement and Seller is not willing to match such pricing, in which case Purchaser shall not be obligated to terminate the agreement early), it being understood that none of the Products listed on Exhibit A or Exhibit B are subject to an Existing Bottle Agreement. Purchaser and Seller will apply the terms of this paragraph 1(b) to determine whether Seller will supply the bottles covered by the Existing Bottle Agreement at the end of such period.

Any New Bottle that Seller commences supplying to Purchaser following application of this Section 1(b) shall become a Product for all purposes under this Agreement. Any New Bottle that Seller does not commence supplying to Purchaser following application of this Section 1(b) shall no longer be subject to the terms of this Agreement.

(c)	If during the Term hereof Seller or its affiliates acquire an entity or assets of a business that is already selling plastic bottles to Purchaser, any contract with respect to bottles then in existence between Purchaser and such other entity will remain in full force and effect until the earlier of the expiration of the contract or the earliest permitted termination date of such contract.

(d)	In consideration for Purchaser entering into this Agreement for the initial * period at the pricing stated herein for such * period, Seller agrees to pay to Purchaser on or before December 31, 2006 * which amount shall be final and non-refundable.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

2.	Term.

(a)	Unless earlier terminated in accordance with the provisions of this Agreement, this Agreement shall commence on the Effective Date and end on December 31, 2011, unless extended by mutual agreement of the parties (the “Term”).

(b)	In the event on or before December 31, 2010 the parties do not agree to an agreement for the supply of Products beyond the Term, then Purchaser may at its option, * , provided Seller and Purchaser will conduct such transition in an orderly basis and in a manner that is not disruptive to the supply of Products under this Agreement or to Seller’s other operations at the Leased Sites.

In the event this Agreement is terminated by Purchaser in accordance with Section 14(b), Purchaser shall have the same options as set forth in clauses (i) and (ii) above, * , beginning on the effective date of the termination of the Agreement, on an “as is where is” basis. * will be responsible for repair and maintenance of the equipment, for maintaining insurance to cover damage to or loss of the equipment, and for any injuries sustained in connection with the operation of the equipment; provided that Seller shall be responsible for any injuries or damage in connection with the removal of the equipment by Seller or its agents. * , Seller shall * and (y) assist by removing the Seller-owned equipment as requested by Purchaser and in accordance with Seller’s schedule over the twelve month period, and in an orderly basis and manner that is not disruptive to the supply of bottles or Purchaser’s other operations. In accordance with such transition schedule, but in any event by * , the Seller-owned equipment presented (i.e., disconnected from air, water, electrical and other connections) to Seller for removal will be in the same condition in which Purchaser obtained the equipment from Seller, ordinary wear and tear excepted.

In the event of termination or expiration of the Agreement as provided above in this section 2(b), Seller agrees to cooperate with Purchaser to assist Purchaser in hiring Seller’s active employees working at the On Location Leased Sites Purchaser desires to hire (except as to any of Seller’s employees to whom Seller wishes to offer continued employment at another Seller location), subject to Purchaser’s standard hiring procedures.

3.	Specifications and Quality.

(a)	Product Specifications. Seller agrees to manufacture the Products in accordance with the specifications set forth on Exhibit A or Exhibit B, as

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

applicable, and any specifications agreed to by the parties prior to the manufacture of the relevant Products (the “Specifications”). Purchaser has the right to inspect Seller’s plants from time to time, following reasonable notice and accompanied by a Seller representative, to ensure Seller’s compliance with the Specifications, and Seller shall conduct tests reasonably necessary from time to time to ensure that the Products conform to the Specifications.

(b)	Purchaser’s Right To Change Specifications or Delivery Terms. The parties agree that Purchaser may change the Specifications for any Product from time to time in its sole discretion by written notice to Seller. Seller agrees to comply with any such changes as promptly as possible. In the event that any such changes increase or decrease Seller’s actual cost to produce a Product, Purchaser and Seller will agree in writing on a mutually acceptable change in the Base Price (as defined in Section 9 below) for such Product that reflects such increase or decrease in Seller’s actual cost, and this Agreement shall be deemed to be amended accordingly. Seller will provide true and correct evidence of any such cost increase or decrease for Purchaser’s review. Seller agrees to use commercially reasonable efforts to negotiate the lowest possible price for all materials used in manufacturing the Products. If Purchaser requests changes to shipping, delivery time, packing, trailer or other items and such changes cause Seller to incur incremental costs beyond current practices, Seller shall notify Purchaser in advance of the amount of such incremental costs that will apply and if Purchaser approves such incremental costs Seller will comply with the requested changes and such changes shall be subject to additional charges.

(c)	Product Quality. Seller agrees to manufacture the Products (i) in accordance with Good Manufacturing Practices (as specified by the U.S. Food and Drug Administration), and all other applicable federal, state and local laws, rules and regulations, and (ii) in accordance with the Specifications.

4.	Product Orders and Supply.

(a)	Orders. Purchaser shall order Products from time to time by submission of Purchaser’s purchase orders specifying the type and quantity of Products being ordered, the type and method of packing, the desired delivery date, the method of delivery and the delivery location. Seller shall fill each such order pursuant to the commercially reasonable terms of the purchase order. Upon receipt of a purchase order Seller shall notify Purchaser if it believes any terms on the purchase order are not commercially reasonable.

(b)	Supply. Time of delivery is of the essence for each purchase order issued hereunder. Purchaser acknowledges that Seller may sell products to third parties from the Leased Sites; provided, however, Seller shall use commercially reasonable efforts to provide all Products ordered hereunder on a first priority basis in the Leased Sites so that the Products will always be supplied first to Purchaser whenever a conflict arises with Seller’s obligations to supply third parties. Seller shall notify Purchaser as soon as Seller is aware that Seller will not be able to perform, deliver or complete all or any part of Purchaser’s order by the specified delivery date. In the event that Purchaser receives such notice from Seller, Purchaser shall have the right to purchase the ordered Products from another supplier who can supply the Products by the specified delivery date, notwithstanding any provision of this Agreement to the contrary. Seller will maintain agreed-upon inventories of Products and component materials used to manufacture Products in order to meet Purchaser’s requirements for Products. Purchaser and Seller will negotiate in good faith to establish these inventory levels, and will periodically adjust these levels as required from time to time.

(c)	Purchase Orders. The commercial terms and conditions of Purchaser’s purchase orders identifying items described in Section 4(a) submitted from time to time shall be incorporated herein by reference except to the extent that any provision thereof conflicts with or modifies the terms hereof. In the event of a conflict between the provisions of this Agreement and any provision of a purchase order (or any confirmation submitted by Seller), the provisions of this Agreement shall prevail.

(d)	Method of Ordering. Seller, at its sole cost and expense, shall provide Purchaser with the following alternative ordering processes: (a) e-mail ordering, (b) ordering by facsimile, (c) telephone ordering followed by a fax or mailed copy of the purchase order and (e) electronic data interchange (EDI) to the extent Seller’s manufacturing operation is capable to do EDI ordering.

(e)

Cancellations. Purchaser shall have the right to cancel any Product order, or any part thereof, in its discretion. In such event, (i) Seller shall immediately stop work on the order, and immediately notify its suppliers or approved subcontractors of such termination and instruct them to cease work on Purchaser’s order, and (ii) Purchaser shall be obligated to purchase only those Products that Seller has commenced to manufacture and that cannot be sold to another customer, or for which Seller has acquired ingredients or materials that cannot be used (without incremental expense to Seller) in other products produced for Purchaser or any other customer of Seller. The termination charge provided for in this Section 4(e) shall be Seller’s only remedy for termination of an order. Seller shall not be paid for any work on a terminated order performed after receipt of the notice of termination or for any work on a terminated order by Seller’s suppliers or approved subcontractors that Seller could reasonably have avoided.

5.	Delivery. Purchaser will indicate in each purchase order whether Purchaser will pick up or arrange for the pick up of Products at the Seller’s dock, or whether the delivery of products will be arranged by Seller.

6.	Title and Risk of Loss. Title and risk of loss shall pass to Purchaser (i) when the ordered Products are loaded onto Purchaser’s truck at Seller’s dock, if Purchaser picks up the Products, or (ii) when the ordered Products are loaded into a carrier’s truck at Seller’s dock, if Purchaser arranges for the carrier, or (iii) when the Products are unloaded at Purchaser’s dock, if the Products are delivered by Seller or a common carrier, if Seller makes the delivery arrangements; or (iv) when the Products are delivered by Seller to Purchaser from the On Location Leased Sites at the location where Seller’s operations at the On Location Leased Sites connect with Purchaser’s operations at such site.

7.	Acceptance and Rejection. All shipments of Products shall be received subject to Purchaser’s right of inspection and rejection; however, Purchaser shall have no duty to inspect the Products upon delivery or prior to use or resale, and neither use nor resale of, nor payment for, the Products shall be construed to constitute an acceptance of goods not in compliance with the requirements of any purchase order or this Agreement. Purchaser reserves the right to reject and, following a good faith discussion with Seller, return, at Seller’s expense, any Products that are defective, delivered in excess of the quantity ordered, or do not conform to Purchaser’s Specifications or the quality requirements set forth in Section 3(c) hereof, and Purchaser may either hold such Products for Seller’s pick-up or return such Products to Seller following consultation with Seller. At Purchaser’s option, Seller shall credit Purchaser with the total amount (including freight and taxes) paid by Purchaser, if any, for all rejected Products, or, upon Purchaser’s request, Seller will replace any rejected Products on a first priority rush basis.

In addition to the above, Seller will give Purchaser a credit for any reasonable amounts incurred by Purchaser as the result of any defective, excessive or nonconforming Products.

8.	Leased Locations. Purchaser agrees to lease to Seller and Seller agrees to lease from Purchaser the * locations (“Leased Sites”) identified on, and subject to the terms and conditions of, the lease agreements attached hereto as Exhibit D (“Site Leases”). * are referred to as the “On Location Leased Sites”.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

9.	Price.

(a)	Certain Definitions. For purposes of this Agreement the following terms shall have the meanings set forth below:

(i) “Base Prices” means the prices identified on Exhibit A and Exhibit B as “Base Prices” for both the Initial Term and the Primary Term. The Base Prices are * based on * for homopolymer high density polyethylene (“HDPE”) resin and for polyethylene terephthalate (“PET”) resin. The Base Prices are * prices.

(ii) “Invoice Price” means the price billed for Products for any given month during the Term of this Agreement. The Invoice Price for a given month will be determined as provided in Section 9(c).

(iii) “Initial Term” shall mean the period commencing on July 1, 2006 and ending on December 31, 2006.

(iv) “Primary Term” shall mean the period commencing on January 1, 2007 and ending on December 31, 2011.

(v) *

(vi) “Seller Net Bottle Price” means the Base Price during the Initial Term or Primary Term, adjusted only for * . The adjustment for the change in resin will be based on the actual gram weight of the applicable Product at a factor of 453.6 grams/lb.

(vii) *

(viii) “Rebate Factor” means * .

(ix) “Rebate Amount” means the amount obtained by multiplying the applicable Rebate Factor by * for the applicable month.

(b)	Purchase Price. The purchase price for each Product purchased pursuant to this Agreement shall be the Seller Net Bottle Price. Seller shall invoice Purchaser each month at the Invoice Price for the Products purchased. * .

(c)	Invoice Pricing. The Invoice Price for a month will be determined by the parties on or before the 15th day of the previous month. The Invoice Price will change based on * . The price change calculation will be included on the price change notices sent by Seller to Purchaser.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

The Invoice Price will reflect the Delivery Cost Component (as defined in Section 9(g)) and the Trailer Cost Component (as defined in Section 9(g)) to the extent Seller provides such services.

(d)	*

(e)	Rebate. Beginning * , Purchaser will be eligible for the Rebate Amount as provided herein. The first payment will be due for the full calendar year of * by * so long as the aggregate of the resin (both HDPE and PET) pounds in Products purchased by Purchaser during the calendar year of * exceeds * pounds. Beginning * and for the remainder of the Term of this Agreement, the Rebate Amount will be paid monthly by the following *so long as the aggregate of the resin (both HDPE and PET) pounds in Products purchased by Purchaser during the rolling twelve month period (such period to include the applicable month) exceeds * pounds.

(f)	Manufacturing Cost Changes. Commencing on * , and on each anniversary thereof through the remainder of the Term of this Agreement, the Seller Net Bottle Price of each Product will be increased by * % of the Manufacturing Cost Component for each Product. The “Manufacturing Cost Component” will be calculated by subtracting (i) the Delivery Cost Component (as defined in Section 9(g)), (ii) the Trailer Cost Component (as defined in Section 9(g)) and (iii) Resin Cost Component from the Seller Net Bottle Price for the month of October preceding the year of the cost change. The “Resin Cost Component” is calculated by * .

(g)	Delivery Cost Changes. The prices on Exhibits A and B are delivered pricing assuming that Seller arranges (and pays) for delivery. The Base Prices include Seller’s actual (for Exhibit A) or estimated (for Exhibit B) delivery cost for each Product during the month of * (the “Base Period”), which are identified as the “Delivery Cost Component” for each Product.

The Delivery Cost Component for the Base Period was determined, to the extent possible, by Seller using Seller’s actual shipping lane cost and freight surcharges for Base Period. Where actual data was not available, Seller estimated these costs using prices quoted from their existing providers.

Beginning * , Seller will make * adjustments to the Delivery Cost Component for each Product for actual changes in its shipping lane cost and freight surcharges as of the beginning of the prior month (e.g., in the

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

case of pricing for * , Seller would use costs effective as of * ). The purpose of this adjustment is to reflect changes in Seller’s actual cost of delivery of the Products.

Seller also provides in some circumstances the use of storage trailers at certain Purchaser locations to ensure consistent supply of Products. The cost of this service is reflected on Exhibits A and B as the “Trailer Cost Component” incurred during the Base Period. Beginning * , Seller will make * adjustments to the Trailer Cost Component for each Product for actual changes in its trailer cost incurred on a per resin pound basis.

To the extent that, during the course of determining such adjustments, the parties determine that the Delivery Cost Component or the Trailer Cost Component in the Base Period was either (i) inaccurately calculated in the case such costs were based on actual costs, or (ii) misestimated in the case where such costs were determined based on estimates, the Exhibit A and/or Exhibit B delivered Base Prices will remain unchanged and the related Delivery Cost Component or Trailer Cost Component will be adjusted to reflect the appropriate cost amount (i.e., any change in the Delivery Cost Component or the Trailer Cost Component will result in an equal but offsetting change in the Manufacturing Cost Component).

To the extent Purchaser picks up or arranges for the pick up of Products at the Seller’s dock, the Seller Net Bottle Price will be reduced by the Delivery Cost Component and Trailer Cost Component for the applicable Product.

In the event that a shipping lane is changed by Seller and the related lane cost decreases as a result, the related savings achieved by Purchaser through a lower Delivery Cost Component will be included as a cost savings in accordance with Section 9 (h) of this Agreement. In the event that a shipping lane is changed by Seller and the related lane cost increases as a result, the related Delivery Cost Component will remain at the last observed actual cost for the original lane, and will be subject to * change based upon the average percentage change in the Delivery Cost Component for all other Products * .

(h)	Cost Savings. During the term of this Agreement, Seller and Purchaser will work together to reduce the cost of manufacturing the Products. Seller and Purchaser will evaluate the economics of any such projects and will mutually agree as to whether to pursue such initiatives. To the extent such projects result in a reduction in the cost to manufacture the Products, the

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

cost reduction will be reflected as a reduction in the Seller Net Bottle Price of the applicable Product(s). The amount of such adjustment will be agreed to at the time Seller and Purchaser agree to pursue the project, and will be implemented at the time the project is completed unless agreed to otherwise by Seller and Purchaser.

* . To the extent that, during each applicable year, the actual cost savings achieved through reductions in the Seller Net Bottle Price is * . In any given calendar year, if the amount of actual cost savings realized by Purchaser exceeds * . To the extent actual cost savings are achieved from any such projects, * .

(i)	Taxes. All taxes, excises, assessments, impositions, tariffs, import duties and similar charges now or hereafter imposed by any taxing authority on Seller due to the manufacture, storage or transportation of Products pursuant to this Agreement shall be paid by Seller. Any sales tax shall be paid by Purchaser.

(j)	* Reporting Obligations

(i) *

(ii) Seller will provide Purchaser with monthly written reports regarding all Products supplied by Seller and/or their agents under this Agreement, in such reasonable detail as may be specified by Purchaser from time to time. In addition, Seller shall provide Purchaser with such other written reports regarding matters relating to this Agreement as Purchaser may reasonably request.

10.	Invoices. Seller shall invoice Purchaser on a timely basis for every order of Products on or after the date the Products are delivered to Purchaser, and each invoice shall furnish such details as Purchaser may reasonably require. Invoices will be dated on the day bills are sent to Purchaser by Seller and will not be dated on a date prior to the actual delivery of the related Products to Purchaser. Payment terms for all undisputed invoices will be net thirty (30) days. For purposes of calculating the invoice due date the invoice date will be the first day and the invoice will be deemed to have been paid on the date Seller receives Purchaser’s check.

11.	Representations. Seller represents and warrants that the Products (1) shall be delivered to Purchaser in good condition and free of defects, whether patent or latent, in material or workmanship; (2) shall be of merchantable quality; (3) shall

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

be free of any poisonous or deleterious substance; (4) shall be free and clear of liens and encumbrances; (5) shall be manufactured and delivered in compliance with all applicable laws and regulations; (6) not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act and regulations adopted pursuant thereto or not be a product which may not, under the provisions of Section 404 or 505 of the Federal Food, Drug, and Cosmetic Act, be introduced into interstate commerce; (7) be in compliance with Good Manufacturing Practices as outlined in 21 CFR 110, as amended, and regulations issued pursuant thereto, if applicable; and (8) shall conform to the Specifications and in all other ways comply with the provisions of this Agreement. SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE NATURE, QUANTITY OR QUALITY OF THE PRODUCTS OR SERVICES PROVIDED HEREUNDER INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE.

12.	Trademarks, Molds and Special Tooling.

(a) Seller acknowledges that (i) all artwork and all trade names, trademarks, service marks or logos (“Marks”) used on the Products (other than Seller Marks, as defined below) are and shall remain the exclusive property of Purchaser, and (ii) any right of Seller to use such Marks shall be derived solely from this Agreement. Except as provided herein, Seller shall not use such Marks, nor any adaptation or variation thereof, in any manner whatsoever (including, but not limited to, press releases, advertising, promotion or sales literature), without the prior written consent of Purchaser in each instance. For the term of this Agreement, Purchaser grants to Seller a non-exclusive royalty-free license, without the right to sublicense, to use all applicable Marks of Purchaser but only in connection with Seller’s manufacturing of the Products for Purchaser in accordance with the terms of this Agreement. Purchaser further authorizes Seller to (a) include Purchaser in lists of Seller’s customers, (b) use the Products in Seller’s marketing efforts provided such use is not an endorsement by Purchaser and is approved by Purchaser prior to such use and (c) emboss Seller’s name, logo and language identifying any Seller patent, trademark or copyright (collectively, the “Seller Marks”) on the Products provided such emboss is approved by Purchaser prior to embossing; provided however, that Seller is not required to get approval for any molds that emboss Seller’s name, logo or language on such mold as of the date of this Agreement.

(b) All molds of proprietary design and special tooling proprietary to a party (“Proprietary Molds”) will be and remain the property of such party. Each party will adequately distinguish Proprietary Molds from the property of the other party. Neither party will make any modifications to the Proprietary Molds of the other party without the other party’s consent.

13.	Force Majeure. In the event a party is prevented from performing any of its obligations under this Agreement by circumstances beyond its reasonable control occurring after the date hereof, including without limitation, fire, explosion, flood, drought, blackout, closure of borders, riots, sabotage, embargo, terrorism, war or other hostilities, domestic or foreign governmental acts, or changes in law, or labor dispute including a strike or lockout (collectively, “Force Majeure Events”), such party’s obligations shall be temporarily suspended; provided, that in the event of a Force Majeure Event affecting Seller (a “Seller Force Majeure Event”), Seller shall continue to perform under this Agreement to the extent commercially reasonable and shall use commercially reasonable efforts to resume performance hereunder as quickly as possible. If Seller is unable to perform due to a Seller Force Majeure Event, then Purchaser shall be permitted to purchase Products from other suppliers during the pendency of the Seller Force Majeure Event, notwithstanding any provision of this Agreement to the contrary. A party affected by a Force Majeure Event shall give written notice to the other party of the occurrence of a Force Majeure Event as soon as commercially practicable.

14.	Termination.

(a)	By Either Party. Without prejudice and in addition to either party’s lawful rights and remedies, either party may terminate this Agreement prior to the expiration of the Term:

(i) Immediately upon written notice if the other party files a petition for bankruptcy or is otherwise adjudicated bankrupt, or a petition for bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days, or the other party becomes unable to pay debts as they fall due in the ordinary course, discontinues its business or voluntarily submits to, or is ordered by the bankruptcy court to undergo, liquidation pursuant to Chapter 7 of the Bankruptcy Code.

(b)	By Purchaser. Without prejudice and in addition to Purchaser’s lawful rights and remedies, Purchaser may terminate this Agreement or a portion of this Agreement as follows:

(i) With respect to one or more of Purchaser’s plants, if there is a material breach of this Agreement by Seller affecting such plant(s), Purchaser shall give Seller written notice of such breach and if Seller has not cured such breach within * days of such notice, * . Thereafter, if there is a repeated material breach of this Agreement by Seller affecting the same plant(s), * . The term “Start-Up Business” shall mean Additional

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

Business Products Seller delivers to Purchaser at Exhibit B locations or New Bottles Seller delivers to Purchaser. * .

(ii) If Seller materially fails to comply with any of its representations, warranties or covenants (excluding those that * , which are addressed in 14(b)(i)) set forth in this Agreement and such failure is not cured within * after receiving written notice from Purchaser describing such failure with reasonable specificity, Purchaser may terminate this Agreement in its entirety by providing Seller with notice of termination; or

(iii) With respect to one or more of Purchaser’s plants, Purchaser may terminate this Agreement * .

(c)	By Seller. Without prejudice and in addition to Seller’s lawful rights and remedies, Seller may terminate this Agreement:

(i) With respect to one or more of Purchaser’s plants, Seller may terminate this Agreement with respect to such plant upon 45 days’ prior written notice in the event of Purchaser’s failure to timely pay any undisputed invoice submitted by Seller hereunder for Products supplied to such Plant, unless such undisputed invoice is paid on or before the end of such 45 day period; or

(ii) Upon written notice if Purchaser fails to comply with any of its representations, warranties or covenants set forth in this Agreement and such failure is not cured to Seller’s satisfaction within 45 days after receiving written notice from Seller describing such failure with reasonable specificity.

15.	Indemnification.

(a)	Seller agrees to indemnify, defend and hold Purchaser and its subsidiaries, parent and other affiliates, and their respective directors, officers, employees, associates, agents, representatives and shareholders, and each of their predecessors and successors, harmless from and against any and all liabilities, damages, losses, costs and expenses, including, without limitation, reasonable costs and expenses of investigation and settlement and reasonable attorneys’ fees and expenses (collectively, “Losses”), to the extent such Losses arise or are alleged by a third party to arise from : (i) any act or omission by Seller, its suppliers, or Seller’s agents and/or brokers, relating to or affecting the condition, quality or character of any Products sold to Purchaser hereunder and which constitutes a failure by

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

Seller to comply with its obligations hereunder; (ii) a defect in the design, manufacture or operation of any Product that causes illness, personal injury or death, provided that such Product has not been altered, adulterated or tampered with after title has passed to Purchaser or except to the extent the Losses arise from Purchaser Components; or (iii) a breach by Seller of any of its representations, warranties, covenants or obligations under this Agreement. Seller’s indemnification obligations shall survive the termination or cancellation of this Agreement for any reason whatsoever. Purchaser shall have the right to actively participate in the defense of any Losses, including but not limited to selection of counsel, formulation of strategy, and approval of any settlement reached.

(b)	Purchaser agrees to indemnify, defend and hold Seller and its subsidiaries, parent and other affiliates, and their respective directors, officers, employees, associates, agents, representatives and shareholders, and each of their predecessors and successors, harmless from and against any and all Losses to the extent such Losses arise or are alleged by a third party to arise from any defect in Purchaser’s Specifications or in any other labeling elements, bottle design (to the extent provided by Purchaser), or Purchaser’s bottle contents (collectively, the “Purchaser Components”) provided by Purchaser or from a breach by Purchaser of any of its representations, warranties, covenants or obligations under this Agreement. Purchaser’s indemnification obligations shall survive the termination or cancellation of this Agreement for any reason whatsoever.

(c)	NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY PUNITIVE DAMAGES RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16.	Insurance. Seller shall, at its sole cost and expense, maintain throughout the Term insurance that meets all of the requirements set forth on Exhibit C attached hereto, and within 10 days after the execution of this Agreement, Seller must provide Purchaser with a certificate of insurance that meets the requirements set forth on Exhibit C hereto.

17.	Confidentiality. The parties may, during the course of this Agreement, have access to and acquire knowledge regarding materials, data, systems and other information of or with respect to the other party and/or its affiliates which may not be accessible or known to the general public, including without limitation the terms of this Agreement (“Confidential Information”). Each party that acquires any such knowledge (a “Receiving Party”) covenants and agrees not to use any Confidential Information for any purpose other than in connection with the manufacturing, sale, purchase and deliver of Products for Purchaser by Seller, or to publish or divulge any Confidential Information to any other person or entity without the prior written permission of the party sharing the Confidential

Information (a “Disclosing Party”), which permission the Disclosing Party may withhold in its sole discretion. Upon the Disclosing Party’s request, the Receiving Party shall immediately return to the Disclosing Party or, at the Disclosing Party’s option, destroy all documents, magnetic copies or other physical evidence of all Confidential Information in the Receiving Party’s possession or in the possession of any of the Receiving Party’s directors, officers, employees, advisors or representatives (including without limitation all copies, transcriptions, notes, extracts, analyses, compilations, studies or other documents, records or data), without retaining any copy thereof (except for one sealed copy in the Receiving Party’s legal department solely for the purpose of assessing compliance herewith); all of the foregoing being the sole property of the Disclosing Party, and an officer of the Receiving Party shall promptly certify to the Disclosing Party that all of the foregoing have been returned or destroyed. The Receiving Party acknowledges and agrees that the Disclosing Party or its affiliates would be irreparably harmed by any violation of this Section 17 and, therefore, the Disclosing Party shall be entitled to seek an injunction prohibiting the Receiving Party from such violation or threatened violation. The Receiving Party’s obligations under this Section 17 shall survive the termination or cancellation of this Agreement for any reason whatsoever. Nothing herein shall prevent the Receiving Party from disclosing Confidential Information pursuant to a requirement of a governmental agency or law, so long as the Receiving Party provides the Disclosing Party with timely notice of such requirement, or from disclosing Confidential Information in accordance with securities or exchange rules or practices. Neither party shall be obligated to maintain in confidence, nor shall either party be precluded from using, information that (i) is or becomes generally available to the public through no fault of the Receiving Party; (ii) the Receiving Party can show was previously known to the Receiving Party at the time of receipt of such information from the Disclosing Party; (iii) the Receiving Party develops independently of any disclosure from the Disclosing Party hereunder; or (iv) the Receiving Party receives from a third party without knowledge that the third party’s disclosure is in breach of any obligations to the Disclosing Party. The Receiving Party agrees to disclose the Confidential Information only to directors, officers, employees, advisors or representatives as necessary to comply with this Agreement and to advise such individuals of the confidential nature of such information. In the event that an employee of a Receiving Party enters the premises of the Disclosing Party the terms of this Agreement shall govern Confidential Information disclosed during such visit.

18.	Miscellaneous.

(a)	Assignment. Seller shall not assign, convey or transfer this Agreement or any interest herein (by contract or by operation of law) or undertake any transaction or series of transactions which would result in a transfer of this Agreement or any interest herein, or sublicense or assign any rights or obligations hereunder, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party or parties, without the prior written consent of Purchaser. Any attempt to take any action prohibited by this Section 18 shall, at Purchaser’s option, have the effect of terminating this Agreement effective immediately upon Purchaser giving Seller notice of such termination.

(b)	Applicable Laws; Judicial Proceedings; Venue. This Agreement, and all claims and controversies arising hereunder, including claims for breach of contract and related causes of action, shall be governed by the laws of the State of Delaware, without reference to its choice of law principles.

(c)	No Waiver; Remedies Cumulative. No delay or omission by either party hereto in exercising any right or power hereunder will impair such right or power or be construed to be a waiver thereof. A waiver by either party hereto of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise specifically provided in this Agreement, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other rights or remedies available to either party hereunder, at law, in equity or otherwise.

(d)	Entire Agreement; Amendments. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto, and supersedes all previous agreements and understandings, whether oral or written regarding the subject matter hereof. Except as otherwise provided elsewhere herein, this Agreement may not be amended, supplemented or modified in any respect without further written agreement of both parties, signed by their respective authorized representatives.

(e)	Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision in this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent permitted by law.

(f)	Notices. All notices required by this Agreement shall be in writing and shall be deemed given as of the date received, and shall be personally delivered or sent either by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to the parties at the following addresses:

If to Purchaser:

Suiza Dairy Group, LLC

and Dean Dairy Holdings, LLC

2515 McKinney Avenue, Suite 1200

Dallas, Texas 75201

Attention: John Bivens

With a copy to:

Dean Foods Company

Legal Department

2515 McKinney Avenue, Suite 1200

Dallas, Texas 75201

Attention: General Counsel

If to Seller:

Consolidated Container Company, LP

3101 Towercreek Parkway, Suite 300

Atlanta, GA 30339

Attention: General Counsel

Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective. Purchase orders and invoices shall not be considered to be notices for purposes of this Agreement.

(g)	Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument. A facsimile signature shall have the same force and effect as an original signature.

(h)	Headings; Construction. The headings contained herein are for convenience of reference only and shall not be deemed to limit or affect the subject matter contained herein. The parties have jointly prepared this Agreement and the terms hereof shall not be construed in favor or against any party on account of its participation in such preparation. As used in this Agreement, the singular form shall include the plural, and vice versa, when the context so requires.

(i)	Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration by a panel of three arbitrators, each with at least 7 years of commercial arbitration experience, according to the Commercial Arbitration Rules of the American Arbitration Association. Within 15 business days after receipt by the respondent of a demand for arbitration, the respondent and the claimant shall each select a qualified arbitrator who shall not have any relationship, past or present, with any of the parties. The arbitrator selected by the claimant and the arbitrator selected by the respondent shall, within 10 days of their appointment, select a third arbitrator who shall not have any relationship, past or present, with any of the parties. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality. The arbitration proceedings will be conducted in New York, New York and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its reasonable expenses of the arbitration. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement regarding the reasons for the disposition of any claim. Except as may be required by law, neither party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

DEAN DAIRY HOLDINGS, LLC

By:
Name:	Patrick K. Ford
Title:	Sr. Vice President

SUIZA DAIRY GROUP, LLC

By:
Name:	Patrick K. Ford
Title:	Sr. Vice President

CONSOLIDATED CONTAINER COMPANY LP

By:	PLASTIC CONTAINERS LLC
General Partner

By:
Name:
Title:

Exhibit A

*

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

Exhibit B

*

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

Exhibit C

Insurance Requirements

Seller will maintain the following policies of insurance at their expense:.

Commercial General Liability Insurance, on an occurrence basis, including a duty to defend, which must provide coverage for bodily injury and property damage with the following minimum limits of insurance:

•	$1,000,000 Each Occurrence Limit
•	$1,000,000 Personal and Advertising Injury Limit
•	$1,000,000 Products and Completed Operations Liability
•	$2,000,000 Aggregate Limit

The policy must contain a contractual liability coverage extension, either within the policy form or by endorsement. The policy must contain Additional Insured Endorsement 61712 (9/01) or equivalent naming Dean Foods Company, its subsidiaries and affiliated entities, and its and their officers, directors and employees as additional insureds.

Workers’ Compensation Insurance covering all statutory benefits in the states of operation and Employers’ Liability, with limits of at least $1 million per accident or disease.

Business Auto Liability Insurance, with minimum combined single limits of $1million per accident for bodily injury and property damage. The policy must include a duty to defend and cover all owned, non-owned, and leased or hired vehicles.

Commercial Umbrella/Follow Form Excess Insurance, with minimum limits of $10 million per occurrence and in the aggregate, in excess of the underlying policy limits. The policy must provide coverage at least as broad as the underlying policies.

The following insurance policy requirements are to be included for each policy:

•	Insurance must be placed with insurance companies rated at least A, X (10) by the A.M. Best.

•	All liability policies must be endorsed to name Dean Foods Company, its subsidiaries and affiliated entities, and its and their officers, directors and employees as additional insured utilizing ISO forms.

•	The automobile liability, general liability and workers’ compensation policy must have a waiver of subrogation in favor of Dean Foods Company, its subsidiaries and affiliated entities, and its and their officers, directors and employees.

•	All liability insurance policies must apply as primary and non-contributory with respect to liability arising out of Vendor’s operations. Seller will bear any losses within insurance deductibles or self-insured retention amounts.

•	All insurance policies must be written on a per occurrence basis.

•	All insurance policies must provide Dean Foods Company with 30-days advance written notice of cancellation or material change in coverage.

•	Policy renewal dates must be noted, and new certificates must be provided, meeting the requirements noted above, throughout the entire term Seller provides goods or services to Dean Foods Company’s subsidiaries or any of its affiliated entities. Seller will provide a copy of any insurance policy upon request.

•	Must strike the following cancellation language “Endeavor to” and “Failure to mail shall impose no obligation or liability of any kind upon the company, its agents or representatives”.

Exhibit D

Lease Agreements

LEASE

This Lease, effective as of                     , 2006 (the “Effective Date”), is by and between Dean *, LLC (“Landlord”), and Consolidated Container Company, LP, a Delaware limited partnership (“Tenant”).

RECITALS

A.	Landlord’s affiliate and Tenant have entered into that certain Purchase Agreement dated the date hereof, pursuant to which Tenant agreed to manufacture and sell to Landlord Products (as defined therein) upon the terms and conditions set forth therein (the “Purchase Agreement”).

B.	Tenant currently occupies the Premises (as defined below) and requires the continued use thereof throughout the Term (as defined in the Purchase Agreement).

C.	Tenant and Landlord’s affiliate are simultaneously executing subleases in connection with Tenant’s use of Landlord’s affiliate’s facilities located in *, where Tenant will also manufacture the Products and sell the Products to Landlord’s affiliates.

For and in consideration of the foregoing recitals and the covenants of the parties contained herein, the parties agree as follows:

1. Intentionally omitted.

2. Leased Premises.

2.1 Agreement to Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises described in, and/or depicted on, Exhibit A (the “Premises”). The Premises include a portion of the building (“Building”), adjacent parking areas, landscaping and related improvements, located at the larger property (“Property”) at * .

2.2 Condition of Premises. THE PREMISES ARE BEING LEASED “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”; AND LANDLORD MAKES NO WARRANTY OF ANY KIND EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY AS TO THE SUITABILITY, HABITABILITY OR FITNESS OF THE PREMISES FOR A PARTICULAR PURPOSE OR AS TO THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS SUBSTANCES. Tenant further hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances and other matters of record and all applicable zoning or other Legal Requirements (as defined below) governing and regulating the use of the Premises. Tenant has examined the Premises and found all of the same satisfactory for all purposes. Notwithstanding anything herein to the contrary, Landlord shall be entitled to create easements, covenants, encumbrances and agreements of any sort affecting the Property

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

which Landlord deems appropriate and which are not materially and substantially adverse to Tenant’s use of the Premises and/or unreasonably interfere with Tenant’s access to or from the Premises.

3. Term. Unless earlier terminated in accordance with the provisions of this Lease, this Lease shall commence on the Effective Date and end on the earlier to occur of (i) the termination of the entire Purchase Agreement for any reason, (ii) the termination of the Purchase Agreement as to the Premises or with respect to the Products manufactured, stored or distributed from the Premises (“Partial Termination”) or (iii) December 31, 2011 (or such other date thereafter as may by mutually agreed to by the parties to the Purchase Agreement, pursuant to section 2(a) thereof (the “Term”).

4. Rent. Tenant shall pay a base monthly rental of $ * per month, payable in advance in one single payment for each calendar year of this Lease. Payment for the first year will be prorated and paid within 30 days of signing of this Lease. Other monetary obligations of Tenant to Landlord under the terms of this Lease will be forwarded to the Tenant for prompt payment. The monthly rental (payable as set forth above), together with any other monetary obligations of Tenant hereunder will be collectively referred to as the “Rent”.

5. Agreed Use. Landlord shall use the Premises only for the manufacturing, storage and distribution to Landlord, Landlord’s affiliates, or, to the extent permitted pursuant to the Purchase Agreement, other Customers, of the Products and related administrative functions; provided, notwithstanding the foregoing, Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage (normal wear and tear excepted) or waste, or in a manner that is a nuisance or unreasonably disturbs or causes damage to neighboring premises or properties.

6. Hazardous Substances.

6.1 Reportable Uses Require Consent. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use (as defined below) of Hazardous Substances (as defined below), without the express prior written consent of Landlord and timely compliance (at Tenant’s expense) with all Legal Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the Discharge (as defined below) of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Legal Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose Discharge, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental authority

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

or third party under any applicable Legal Requirements. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof or additives thereto. The Agreed Use, and the use of any ordinary and customary materials reasonably required to be used in the normal course thereof, shall not be deemed to be “Reportable Uses” so long as done in manner consistent with Tenant’s prior practices at the Premises and in accordance with Legal Requirements. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability.

6.2 Duty to Inform Landlord. If Tenant knows or has reasonable cause to believe that a Hazardous Substance has come to be located in, on, under or about (or migrating from) the Premises, other than as previously acknowledged by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report or notice, claim or other documentation which it has received (or prepared and/or sent) concerning the presence of such Hazardous Substance.

6.3. Tenant Remediation. Subject to Section 6.5 below, Tenant shall not cause or permit any Hazardous Substance to be present, generated, stored, used, manufactured, disposed of, transported, spilled or released (collectively, “Discharge”) in, on, under, or about (or migrating from) the Premises (including through the plumbing or sanitary sewer system) in violation of Legal Requirements and shall promptly, at Tenant’s expense, comply with all Legal Requirements and take all Remedial Measures (as defined below), to the extent caused or contributed to by Tenant or pertaining to or involving any Hazardous Substance brought onto the Premises since June 30, 1999 (the “Original License Date”), by or for Tenant. “Remedial Measures” shall mean any and all investigatory and/or remedial action recommended by the applicable governmental authority, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties (to the extent affected by Hazardous Substances migrating from the Premises). Landlord reserves the right to comment and/or approve of any plan or proposal by Tenant, prior to its submission to the applicable governmental authority.

6.4 Tenant Indemnification. Subject to Section 6.5 below, Tenant shall indemnify, defend and hold Landlord, its parents, subsidiaries and affiliates and their respective agents, employees and lenders, if any (collectively, “Indemnitees”), harmless from and against any and all loss (including diminution in value) and/or damages, liabilities, injuries to person (including death) or property, fines, penalties, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees (collectively, “Damages”) arising out of, related to or involving any Discharge of Hazardous Substance in, on, under, or about (or migrating from) the Premises by or for Tenant on or after the Original License Date (including, but not limited to, any effects of any soil, air, groundwater or wetlands contamination or injury to person (including death), property or the environment created or suffered by Tenant or any agents, employees, contractors or invitees of Tenant), and the cost of Remedial Measures. This shall survive the expiration or termination of this Lease and shall not be limited by the levels of insurance maintained by Tenant herein or otherwise. No termination, cancellation or release agreement entered into by Landlord and Tenant, shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

6.5 Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all Damages including the cost of any Remedial Measures, arising out of, related to or involving any Discharge of Hazardous Substance in, on, under, or about (or migrating from) the Premises to the extent existing (i) prior to the Original License Date, and (ii) caused by the negligent acts or omissions or willful misconduct of Landlord, its agents or employees. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord’s investigative and remedial responsibilities.

7. Tenant’s Compliance with Legal Requirements. Tenant has accepted the Premises “as is, where is”. Tenant will be responsible for bringing the Premises into compliance with any and all the federal, state and local laws, rules, regulations and policies of any kind or nature (collectively, “Legal Requirements”) which may become law after the signing of this Lease and as a result of the type of business engaged in by the Tenant.

8. Inspection; Compliance. Landlord shall have the right to enter into the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease, provided such inspection does not unreasonably interfere with Tenant’s use of the Premises.

9. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

9.1 Tenant’s Maintenance and Repair Obligations. Tenant shall, at its expense, perform all repairs and maintenance as are necessary to keep the interior of the Premises in the same order and condition as of the Commencement Date, including, but not limited to interior walls, floor coverings, carpeting, finished ceilings, light fixtures and all plumbing, sewer, electrical, heating and air conditioning facilities and equipment serving only Tenant’s space. Tenant further agrees it will not allow the accumulation of wastepaper or other trash in the Building. In addition, Tenant at its expense shall repair, replace or restore all damage to the Premises or the Building caused by the negligent acts or omissions of the Tenant.

9.2 Landlord’s Obligations. Landlord, at its sole expense, shall perform all repairs and maintenance and make all replacements as are necessary to keep in good order, condition and repair, ordinary wear and tear, casualty and condemnation excepted, (i) the roof and all structural elements and portions of the Premises and Building, including structural walls, floors and foundations, (ii) all elements and portions of the Building exterior to the Premises, (iii) the parking areas, drives and sidewalks and other improvements located on the Property exterior to the Building, (iv) all mechanical and utility facilities and systems serving the Building and the Premises, except those on the interior of the Premises and serving only the Premises.

9.3 Failure to Perform. If Tenant fails to perform its obligations under this Section 9 within 10 days after written notice from Landlord demanding performance thereof (or if the nature of the failure is such that more than 10 days is reasonably required for its cure, then such longer period as is reasonably necessary to cure as long the cure is commenced within the 10 day period and thereafter diligently prosecuted to completion), Landlord, at its option and not in lieu of any other remedies available thereto , may perform same and shall receive reimbursement from Tenant within 10 days of delivery of written demand therefor. The covenant to reimburse in the immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

10. Utility Installations; Trade Fixtures; Alterations.

10.1 Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises that either (i) are not part of the Tenants installed equipment or (ii) were installed by the Tenant to make operable said equipment. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment used in the operation of its business at the Premises that can be removed without doing material damage to the Premises or if removal will result in material damage, Tenant repairs the damage at Tenant’s expense within 30 days after the date of the removal. The term “Alterations” shall mean any modification of the improvements made after the Commencement Date, whether by addition or deletion, other than Utility Installations or Trade Fixtures. “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Section 11.2.

10.2 Consent. Tenant shall not make any additional Alterations or Utility Installations to the Premises without Landlord’s prior written consent. Tenant may, however, make additional non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Landlord, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems. Notwithstanding the foregoing, Tenant shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Landlord, not to be unreasonably withheld. Landlord may, as a precondition to granting such approval, require Tenant to utilize a contractor chosen and/or approved by Landlord. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant’s: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Legal Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications. Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to 100% of the estimated cost of such Alteration or Utility Installation.

10.3 Liens; Bonds. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises after the Commencement Date, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.

11. Ownership; Removal; Surrender; and Restoration.

11.1 Ownership; Removal. At the expiration or termination of this Lease, * .

11.2 Surrender; Restoration. Subject to Section 11.1 (Ownership; Removal), Tenant shall surrender the Premises by the expiration or any earlier termination date, with all of the improvements, parts and surfaces thereof in the condition on the Commencement Date, reasonable wear and tear excepted. Tenant shall at its expense repair any damage occasioned by the installation, maintenance or removal of (i) Trade Fixtures, (ii) Tenant Owned Alterations and/or Utility Installations, and (iii) furnishings. Except as otherwise set forth in Section 2(b) of the Purchase Agreement, Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant and any personal property of Tenant not removed on or before the expiration or any earlier termination date hereof shall be deemed to have been abandoned by Tenant and may be disposed of or retained by Landlord as Landlord may desire; provided, however, that this right is without prejudice to, and does not diminish, Tenant’s obligations as specified either in the first sentence of this Section 11.2, or the removal obligation set forth in Section 11.1. In connection with the surrender of the Premises, Tenant shall comply with its obligations under Section 6 with respect to any and all Hazardous Substances brought onto the Premises by or for Tenant, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises). The failure by Tenant to timely vacate the Premises pursuant to this Section 11.2 without the express written consent of Landlord shall constitute a holdover under the provisions of Section 21 below.

12. Insurance; Indemnity.

12.1 Payment For Insurance. Tenant shall provide, at its sole expense, all insurance required on, and in accordance with, Exhibit B attached hereto. Premiums for policy periods commencing prior to or extending beyond the Term shall be prorated to correspond to the Term.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

12.2 Failure to Provide Insurance. Tenant acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Landlord to risks and potentially cause Landlord to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Tenant does not maintain the required insurance, after notice to Tenant thereof, and Tenant’s failure to cure such omission within 5 days thereafter, Landlord may purchase such required insurance and the reasonable actual out of pocket costs therefor shall be reimbursed by Tenant hereunder as additional rent. Such increase in Rent shall in no event constitute a waiver of Tenant’s Default (as defined below) or Breach (as defined below) with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Tenant of its obligation to maintain the insurance specified in this Lease.

12.3 Exemption of Landlord from Liability. Landlord shall not be liable for any injury (including death) or damage to person or goods, wares, merchandise or other property of Tenant, Tenant’s employees, contractors, invitees, customers, or other persons in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or refrigeration equipment, or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises, or from other sources or places. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or any loss of income or profit therefrom.

12.4 Indemnity. In addition to any obligations under Section 6.4, Tenant shall indemnify, defend and hold Indemnities, harmless from and against any and all Damages arising out of, related to or involving from (i) the conduct or management of Tenant’s business on the Premises or its use of the Premises; (ii) any breach by Tenant of any conditions of this Lease; or (iii) any act or negligence of Tenant, its agents, contractors, employees, subtenants, concessionaires, invitees or licensees in or about the Premises. If any action, claim or proceeding is brought against Landlord, whether pursuant to this Section or Section 6.5, Tenant, upon notice from the Landlord, (i) will defend the action or proceeding by counsel acceptable to Landlord and (ii) may not settle any such action, claim or proceeding against Landlord unless it is solely for monetary Damages (for which Tenant is fully indemnifying Landlord) and does not require (or impose) any admission or adjudication of fault, guilt, liability or other responsibility (whether civil or criminal) against Landlord. This section shall survive the expiration or earlier termination of this Lease and shall not be limited by the levels of insurance maintained by Tenant herein or otherwise.

13. Damage or Destruction.

13.1 Insured Damage. In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord’s Insurance, Landlord shall:

(i) In the event of destruction of the Premises to an extent exceeding twenty-five percent (25%) of the full cost thereof or regardless of percentage, if Tenant is unable to satisfactorily utilize the Premises in Landlord’s reasonable judgment for the Agreed Use (“Total Destruction”), at Landlord’s option, (i) as soon as reasonably possible thereafter, either commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or (ii) within 30 days after such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said 30 day period. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such Total Destruction.

(ii) In the event of a partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full cost thereof and Tenant is otherwise able to utilize the Premises for the Permitted Use (“Partial Destruction”), and if the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored within a period of (90) days from the date of such casualty, and if Landlord (subject to the rights of Landlord’s lenders) will receive actual insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord may either elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect, or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section, Landlord shall give written notice to Tenant of its intention within ninety (90) days from the date of the casualty. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such Partial Destruction.

(iii) Notwithstanding anything to the contrary contained in this Section, any and all property insurance proceeds payable from the property insurance maintained by Tenant (including the amounts of any deductibles or SIRs which shall be paid directly by Tenant to Landlord) shall be paid directly to Landlord, whether or not, repairs or reconstruction is undertaken.

13.2 Uninsured Casualty. If damage to the Premises or Building is due to any cause which is not covered by insurance carried by Tenant pursuant to this Lease, Tenant has the option to repair all such damage, at its expense; provided that, if not so repaired, the Landlord may elect to terminate this Lease in Landlord’s sole and absolute discretion. Under any of the conditions of this Section 13.2, Landlord shall give written notice to Tenant of its intention within 30 days from the date of the casualty. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date of such casualty.

13.3 No Benefits during Reconstruction. In the event of repair, reconstruction and restoration by Landlord as herein provided, Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration; provided that Landlord shall use its best efforts to minimize such loss of use and/or inconvenience or annoyance.

13.4 Force Majeure. Notwithstanding anything to the contrary contained in this Section 13, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one hundred eight (180) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restriction, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, * .

13.5 Termination and Release. Upon any termination of this Lease under any of the provisions of this Section 13, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are then unpaid and/or which by the terms of this Lease, survive such termination.

13.6 Limits of Landlord’s Obligations. It is hereby expressly agreed that Landlord will not be obligated to carry insurance of any kind on Tenant’s furniture, furnishings, fixtures, equipment or other personal property (collectively “Personal Property”) and in the event of damage or destruction to the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage by fire or other cause, or to make any repairs to, or replacements of, Tenant’s Personal Property.

13.7 Restrictions on Restoration; Waiver. If the then existing laws do not permit the restoration of the Premises to substantially the condition existing at the time of such damage or destruction, either party may terminate this Lease immediately following receipt of notice that restoration is forbidden, by giving written notice to the other party. Landlord and Tenant hereby waive the provisions of any current or future statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

14. Real Property Taxes.

14.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax, general, special, ordinary or extraordinary and/or license fee

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

imposed upon or levied against Landlord or the Premises, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.

14.2 Payment of Taxes. Landlord is responsible for the payment of Real Property Taxes.

14.3 Personal Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all other Personal Property of Tenant. When possible, Tenant shall cause its Tenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other Personal Property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Tenant’s property. Landlord shall promptly provide Tenant with such bills.

15. Utilities and Services. Tenant shall pay for all gas, heat, light, power, internet, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered and/or are not billed directly to Tenant, Tenant shall pay, as additional Rent, a reasonable proportion, to be determined by Landlord, of all charges jointly metered and/or are not billed directly to Tenant. Subject to the foregoing, Tenant has the option, at its expense, to separately meter its portion of the facility. Landlord shall pay for water and sewer service. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord’s reasonable control or in cooperation with governmental request or directions.

16. Default; Breach; Remedies.

16.1. A “Breach” is defined as a failure to comply with or perform any of the terms, covenants, and conditions herein. A “Default” is defined as the occurrence of one or more of the following:

(a) The failure of Tenant to make any payment of Rent required to be made by Tenant hereunder, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 2 business days following notice to Tenant.

(b) The failure by Tenant to provide (i) an Estoppel Certificate, (ii) a requested subordination, (iii) the required insurance within the periods stated in Section 12 or (iii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of 5 business days following written notice to Tenant.

(c) A Breach by Tenant as to the terms, covenants, conditions or provisions of this Lease, other than those described in subparagraph 16.1 (a) and (b) above, where such Breach continues for a period of 30 days after written notice; provided, however, that if the nature of Tenant’s Breach is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(d) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the lawful attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (d) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(e) Any condition exists under Section 14(b) of the Purchase Agreement whereby Landlord’s affiliate thereunder would have the right to terminate the entire Purchase Agreement or effect a Partial Termination thereof.

17. Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within 10 days (other than with respect to insurance) after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Tenant shall pay to Landlord an amount equal to the actual reasonable out-of-pocket costs and expenses incurred by Landlord in such performance upon receipt of an invoice therefor. In the event of a Default, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Default:

(a) terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the unpaid Rent which had been earned at the time of termination; and (ii) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired non-cancelable term of this Lease. Efforts by Landlord to mitigate damages caused by Tenant’s Default of this Lease shall not waive Landlord’s right to recover damages under Section 17. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit;

(b) continue the Lease and Tenant’s right to possession and recover the Rent as it becomes due, in which event Tenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord’s interests, shall not constitute a termination of the Tenant’s right to possession; and.

(c) pursue any other remedy now or hereafter available under the laws or judicial decisions of * . The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant’s occupancy of the Premises on or after the Effective Date.

18. Condemnation.

18.1 Substantial or Total Taking. If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise), this Lease will terminate on a date (“Termination Date”) which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If (i) more than twenty-five percent (25%) of the floor area of the Premises is so taken or (ii) Tenant can not use the Premises to conduct the Agreed Use thereon, Landlord or Tenant will have the right to cancel this Lease by written notice to the other party given within twenty (20) days after the Termination Date. If less than twenty-five percent (25%) of the floor area of the Premises is so taken, or if neither party cancels this Lease according to the preceding sentence, the Rent will not be abated.

18.2 Condemnation Award. In the event of any such taking the entire award will be paid to Landlord and Landlord’s mortgagees, as their interests may appear, and Tenant will have no right or claim to any part of such award; provided, however, Tenant will have the right to assert a claim against the condemning authority (so long as Landlord’s

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

and Landlord’s lender’s award is not reduced by such claim), for (i) Tenant’s relocation expenses, (ii) the unamortized value of the Tenant Owned Alterations and/or Utility Installation, and (iii) loss of business goodwill.

18.3 Right to Terminate this Lease for Taking. Neither party shall have the right to terminate this Lease in the event of a partial taking of the Premises other than as is specifically provided for in this Section 18. Both parties agree that the provisions of this Section 18 shall govern the rights and obligations of the parties in the event of any condemnation of the Premises. Each party specifically waives the provisions of * Code of Civil Procedure Section * (and any successor provision) allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

18.4 Release. Upon any termination of this Lease under any of the provisions of this Section 18, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are then unpaid and which by the terms of this survive the expiration of this Lease.

19. Representations and Indemnities of Broker Relationships. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fee in connection herewith. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

20. Estoppel Certificates. Each Party shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a commercially reasonable statement in writing, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party, confirming the terms of this Lease and the parties’ performance hereunder. Neither party shall make an unreasonable number of requests during the term hereof.

21. No Right To Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. If Tenant holds over and continues in possession of the premises after the Lease Term expires or is earlier terminated as provided herein, it shall be deemed to be occupying the premises on a month-to-month tenancy at a rental equal to 200% of the monthly rental herein and otherwise subject to all of the terms, conditions and obligations of this Lease. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

22. Subordination.

22.1 Subordination. This Lease shall, at Landlord’s sole option, be subordinate at all times to (i) the lien of any mortgages in any amounts whatsoever now or hereafter placed on or against the Premises (or any portion thereof) or on or against Landlord’s interest or estate therein and any renewals, modifications, consolidations, replacements or extensions thereof without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed as a result of any foreclosure or deed in lieu of foreclosure of any mortgage previously or hereafter placed on or against the Premises, if and so long as there is no event of Default by Tenant under this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, or underlying Landlord elects to have this Lease deemed to be prior to the lien of its mortgage, and shall give written notice thereof to Tenant, then this Lease shall be deemed to be prior to such instrument, regardless of whether this Lease is dated prior or subsequent to the execution or recording date of such mortgage.

22.2 Attornment. In the event of any foreclosure of any or all mortgages encumbering the Premises by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then Landlord under the Lease, shall attorn to and recognize the mortgagee or purchaser at the foreclosure sale, as Tenant’s landlord under this Lease, and Tenant agrees to execute and deliver at any time upon request of such, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment, subject to such party’s agreement to accept this Lease and Tenant’s rights hereunder provided that Tenant is not in Default hereunder. Tenant hereby waives its right, if any, to elect to terminate the Lease or to surrender possession of the Premises in the event of any such or termination or mortgage foreclosure.

22.3 Delivery of Documents. Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease as may be required by Landlord, provided that said instruments recognize that Tenant’s right to quiet possession of the Premises shall not be disturbed if and so long as there is no event of Default by Tenant under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

23. Landlord’s Access; Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior written notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Tenant’s Agreed Use of the Premises. All such activities shall be without abatement of rent or liability to Tenant.

24. Signs by Landlord; Signs by Tenant.

24.1 Landlord may place on the Premises ordinary “For Sale” signs, at any time and ordinary “For Lease” signs during the last six months of the term hereof.

24.2 Tenant shall not have the right to place, construct, or maintain on the glass panes or supports of the windows of the Premises, the doors, or the exterior walls of any building or any interior portions of the Premises that may be visible from the exterior of the Premises and/or the Building, any signs, advertisements, names, insignia, trademarks, descriptive material, or any other similar item without Landlord’s prior written consent. Any sign that Tenant has the right to place, construct, and maintain shall comply with all Legal Requirements, and Tenant shall obtain any approval required by such Legal Requirements. Landlord makes no representation with respect to Tenant’s ability to obtain such approval. Tenant, shall pay all costs and expenses incurred with respect to the removal of all signs and repairs necessitated by the removal of all signs. The obligations of Tenant set forth in this paragraph shall survive the expiration or earlier termination of the Lease.

25. Quiet Possession. So long as there is no Default by Tenant with respect to the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, and the Purchase Agreement has not expired or otherwise terminated (whether in its entirety or a Partial Termination thereof), Tenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

26. Conflict. If there should be a direct and actual conflict between a term or provision of this Lease and a term or provision of the Purchase Agreement with respect to the Premises or any obligations of this Lease, the term or provision of this Purchase Agreement shall control.

27. Sale of Premises by Landlord. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Premises, other than a transfer for security purposes only, Landlord shall be relieved, from and after the date specified in a written notice to Tenant of such transfer, of all obligations and liabilities accruing thereafter on the part of Landlord. This Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or transferee provided that such purchaser or transferee accepts this Lease and Tenant’s rights hereunder provided that Tenant is not in Default hereunder.

28. Miscellaneous.

(a)Assignment. Tenant shall not assign, convey or transfer this Lease or any interest herein (by contract or by operation of law) or undertake any transaction or series of transactions which would result in a transfer of this Lease or any interest herein, or sublicense or assign any rights or obligations hereunder, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party or parties, without the prior written consent of Landlord. Any attempt to take any action prohibited by this Section 28 shall, at Landlord’s option, have the effect of terminating this Lease effective immediately upon Landlord giving Tenant notice of such termination. Notwithstanding anything in this Lease to the contrary, (i) no consent given by Landlord to any Transfer shall relieve Tenant (or any transferee of Tenant) from the above requirements for obtaining the written consent of Landlord to any subsequent assignment, conveyance or other transfer, to the extent otherwise needed hereunder and (ii) no permitted assignment, conveyance or transfer shall release Tenant from any obligations hereunder.

(b) Applicable Laws; Judicial Proceedings; Venue. This Lease, and all claims and controversies arising hereunder, including claims for breach of contract and related causes of action, shall be governed by the laws of the State of * , without reference to its choice of law principles.

(c) No Waiver; Remedies Cumulative. No delay or omission by either party hereto in exercising any right or power hereunder will impair such right or power or be construed to be a waiver thereof. A waiver by either party hereto of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise specifically provided in this Lease, all remedies provided for in this Lease will be cumulative and in addition to and not in lieu of any other rights or remedies available to either party hereunder, at law, in equity or otherwise.

(d) Entire Agreement; Amendments. This Lease, including the Exhibits hereto, constitutes the entire agreement between the parties hereto, and supersedes all previous agreements and understandings, whether oral or written regarding the subject matter hereof. Except as otherwise provided elsewhere herein, this Lease may not be amended, supplemented or modified in any respect without further written Lease of both parties, signed by their respective authorized representatives.

(e) Severability. In case any one or more of the provisions of this Lease shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision in this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent permitted by law.

(f) Notices. All notices required by this Lease shall be in writing and shall be deemed given as of the date received, and shall be personally delivered or sent either by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to the parties at the following addresses:

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

If to Landlord:

Dean * , LLC

2515 McKinney Avenue, Suite 1200

Dallas, Texas 75201

Attention: John Bivans

With a copy to:

Dean Foods Company

Legal Department

2515 McKinney Avenue

Suite 1200

Dallas, Texas 75201

Attention: General Counsel

If to Tenant:

Consolidated Container Company, LP

3101 Towercreek Parkway, Suite 300

Atlanta, GA 30339

Attention: General Counsel

Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective. Purchase orders and invoices shall not be considered to be notices for purposes of this Lease.

(g) Counterparts; Facsimile Signatures. This Lease may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument. A facsimile signature shall have the same force and effect as an original signature.

(h) Headings; Construction. The headings contained herein are for convenience of reference only and shall not be deemed to limit or affect the subject matter contained herein. The parties have jointly prepared this Lease and the terms hereof shall not be construed in favor or against any party on account of its participation in such preparation.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

As used in this Lease, the singular form shall include the plural, and vice versa, when the context so requires.

(i) Limitation on Liability. The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord or its partners, members, directors, officers or shareholders, and Tenant shall look to the Premises, and not to other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against Landlord’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

(j) Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

(k) Non-recordation of Lease. Neither party shall record this Lease, nor record a Memorandum of Lease thereof, without the prior written consent of the Landlord. Any such Memorandum shall contain only the names of the parties, the Commencement Date and Termination Date of this Lease and the legal description of the Premises.

(l) Ownership of Equipment. With respect to any Tenant-owned equipment at the Premises, Landlord hereby authorizes Tenant from time to time to file, in any appropriate filing office, financing statements under the Uniform Commercial Code indicating that the equipment is owned by Tenant and that Landlord has no current ownership interest in such equipment. The foregoing authorization is intended to constitute an authorization under Section 9-509 of the Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their proper and duly authorized officers on August     , but effective as of the date first set forth above.

TENANT:

CONSOLIDATED CONTAINER COMPANY, LP

By:	PLASTIC CONTAINERS, LLC, its General Partner

By:
Name:
Title:

LANDLORD:

DEAN *, LLC

By:
Name:
Title:

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

EXHIBIT A

DESCRIPTION OF PREMISES

Approximately 16,500 sf (out of approximately 21,000sf) located in that certain portion of the building owned by Landlord and located at * , including Tenant’s load out bays and air compressor areas. Such Premises is the same area currently occupied by Tenant, as of the date of this Lease.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

EXHIBIT B

Insurance Requirements

Tenant will maintain the following policies of insurance at their expense:.

Commercial General Liability Insurance, on an occurrence basis, including a duty to defend, which must provide coverage for bodily injury and property damage with the following minimum limits of insurance:

•	$1,000,000 Each Occurrence Limit
•	$1,000,000 Personal and Advertising Injury Limit
•	$1,000,000 Products and Completed Operations Liability
•	$2,000,000 Aggregate Limit

The policy must contain a contractual liability coverage extension, either within the policy form or by endorsement. The policy must contain Additional Insured Endorsement 61712 (9/01) or equivalent naming Dean * , LLC, its subsidiaries and affiliated entities, and its and their officers, directors and employees as additional insureds.

Workers’ Compensation Insurance covering all statutory benefits in the states of operation and Employers’ Liability, with limits of at least $1 million per accident or disease.

Business Auto Liability Insurance, with minimum combined single limits of $1million per accident for bodily injury and property damage. The policy must include a duty to defend and cover all owned, non-owned, and leased or hired vehicles.

Commercial Umbrella/Follow Form Excess Insurance, with minimum limits of $10 million per occurrence and in the aggregate, in excess of the underlying policy limits. The policy must provide coverage at least as broad as the underlying policies.

Property Insurance: Tenant shall also carry “All Risk” Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Non-Standard Improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

The following insurance policy requirements are to be included for each policy:

•	Insurance must be placed with insurance companies rated at least A, X (10) by the A.M. Best.

•	All liability policies must be endorsed to name, Dean * , LLC its subsidiaries and affiliated entities, and its and their officers, directors and employees as additional insured utilizing ISO forms.

•	The automobile liability, general liability and workers’ compensation policy must have a waiver of subrogation in favor of Dean Foods Company, its subsidiaries and affiliated entities, and its and their officers, directors and employees.

•	All liability insurance policies must apply as primary and non-contributory with respect to liability arising out of Tenant’s operations. Tenant will bear any losses within insurance deductibles or self-insured retention amounts.

•	All insurance policies must be written on a per occurrence basis .

•	All insurance policies must provide Dean Foods Company with 30-days advance written notice of cancellation or material change in coverage.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

•	Policy renewal dates must be noted, and new certificates must be provided, meeting the requirements noted above, throughout the entire term Tenant leases premises from Dean * , LLC it’s subsidiaries or any of its affiliated entities. Sublessee will provide a copy of any insurance policy upon request.

•	Must strike the following cancellation language “Endeavor to” and “Failure to mail shall impose no obligation or liability of any kind upon the company, its agents or representatives”.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

“through the wall” sublease

SUBLEASE

This SUBLEASE entered into on                     , 2006 (this “Sublease”) between * (“Sublessor”), and CONSOLIDATED CONTAINER COMPANY, LP (“Sublessee”).

WITNESSETH:

WHEREAS, pursuant to that certain Indenture of Lease dated as of December 30, 1986 (the “Lease”), * (“Lessor”) leased to Sublessor those certain premises on * , said premises more particularly described in the Prime Lease (the “Prime Leased Premises”);

WHEREAS, the parties modified the terms of the Lease pursuant to that certain Option to Purchase dated as of July 30, 1997 (“Option to Purchase”) (the Lease, as so amended, shall be referred to as the “Prime Lease”);

WHEREAS, Sublessor currently subleases and desires to continue to sublease a portion of the Prime Leased Premises known as * (said portion of the Prime Leased Premises being referred to herein as the “Subleased Premises”) to Sublessee, and Sublessee desires to continue to sublease the Subleased Premises from Sublessor; and

WHEREAS, Sublessor’s affiliate and Sublessee have entered into that certain Purchase Agreement dated the date hereof, pursuant to which Sublessee agreed to manufacture and sell to Sublessor (or its affiliates) and, to the extent permitted therein, other customer’s Products (as defined therein) upon the terms and conditions set forth therein (the “Purchase Agreement”);

WHEREAS, Sublessee and Sublessor are simultaneously executing a lease in connection with Sublessee’s use of Sublessor facility located in * , where Sublessee will also manufacture the Products and sell the Products to Sublessor and, to the extent permitted in the Purchase Agreement, other customers; and

WHEREAS, Sublessee and Sublessor’s affiliate is simultaneously executing a sublease in connection with Sublessee’s use of Sublessor’s affiliate’s facility located in * , where Sublessee will also manufacture the Products and sell the Products to Sublessor’s affiliates and, to the extent permitted in the Purchase Agreement, other customers.

NOW THEREFORE, in consideration of the covenants set forth herein, Sublessor and Sublessee agree as follows:

1. Term. Sublessor, in consideration of the covenants and agreements to be performed by Sublessee and upon the terms and conditions hereinafter stated, shall lease, demise and let unto Sublessee, and Sublessee shall lease from Sublessor, the Subleased Premises beginning as of July 1, 2006 and, unless sooner terminated as set forth herein, shall end on the earliest to occur of (i) the termination of the entire Purchase Agreement for any reason, (ii) the termination of the Purchase Agreement as to the Premises or

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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with respect to the Products manufactured, stored or distributed from the Premises (“Partial Termination”) or (iii) December 31, 2011(or such other date thereafter as may be mutually agreed to by the parties pursuant to Section 2(a) of the Purchase Agreement) (collectively, the “Term”).

2. Compliance with Prime Lease. Sublessee represents that it has read and is familiar with the terms of the Prime Lease which has been previously provided to Sublessee and Sublessee hereby agrees to keep all information contained in the Prime Lease confidential and shall not copy, distribute or in any manner disseminate the Prime Lease or any portion thereof, except to its employees, agents, officers, directors and attorneys who are dealing with the Prime Lease or this Sublease, and except as required by applicable federal, state or local law, regulation, policy, code or ordinance (collectively, “Legal Requirements”).

3. Sublease Subject to All Terms and Conditions of the Prime Lease; Compliance with Law. This Sublease is expressly subject and subordinate to the Prime Lease and all of the terms, conditions and covenants therein contained. Except to the extent otherwise set forth in this Sublease, in which event the terms of this Sublease shall prevail, all the terms, covenants and conditions of the Prime Lease shall be applicable to this Sublease with the same force and effect, as if Sublessor were the landlord under the Prime Lease and Sublessee were the tenant thereunder and the provisions of the Prime Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein. Sublessee shall not do anything nor permit anything to be done that would cause the Prime Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in Lessor under the Prime Lease, or that would cause Sublessor or Sublessee to be in default under the Prime Lease. Any acts by Sublessee under this Sublease that would require the consent of Lessor if such acts were taken by the tenant under the Prime Lease shall require the consent of both Lessor and Sublessor. In addition to the foregoing, Sublessee shall comply with all Legal Requirements concerning the Subleased Premises and Sublessee’s use of the Subleased Premises. Sublessee will be responsible for bringing the Premises into compliance with any and all federal, state and local laws, rules regulations and policies of any kind or nature (collectively, “Legal Requirements”) which may become law after signing this Sublease and as a result of the type of business engaged in by the Sublesee. Notwithstanding the foregoing, the following provisions of the Prime Lease shall not be applicable to Tenant: (i) seek reduction in the valuation of the Subleased Premises, pursuant to Section 4.03, (ii) the right to elect alterations in connection with any rebuilding after any casualty pursuant to Section 18.01, (iii) Article 19 (Condemnation), (iv) the purchase option pursuant to Section 27, (v) the right to make any changes, alterations, improvements or modifications to the Subleased Premises without the consent of Sublessor (provided that any of the foregoing, to the extent so approved, shall be performed in accordance with Article 9 of the Prime Lease) and (vi) the purchase option pursuant to the Option to Purchase. In addition, any requirements in the Prime Lease regarding the condition of the Subleased Premises and any required removal of any of Sublessee’s equipment, fixtures or personal property, in each case upon the expiration or earlier termination hereof, shall be subject to the conditions set forth in Section 2(b) of the Purchase Agreement.

4. Condition of Subleased Premises. THE SUBLEASED PREMISES ARE BEING LEASED, AND SUBLESSEE ACCEPTS THE SUBLEASED PREMISES, “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”; AND LANDLORD MAKES NO WARRANTY OF ANY KIND EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUBLEASED PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY AS TO THE SUITABILITY, HABITABILITY OR FITNESS OF THE SUBLEASED PREMISES FOR A PARTICULAR PURPOSE OR THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS SUBSTANCES. Sublessee further hereby accepts this Sublease and the Subleased Premises upon the covenants and conditions set forth herein and subject to any encumbrances and other matters of record and all applicable zoning and other Legal Requirements (as

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defined below) regulating the use of the Subleased Premises. Sublessee has examined the premises and found all of the same satisfactory for all purposes. Sublessor shall not have any liability whatsoever in respect of or arising out of the construction or condition of the Subleased Premises.

5. Rent. Sublessee shall pay a base monthly rental of $ * per month, payable in one payment for each calendar year of the sublease. Payment for the first year will be prorated and paid within 30 days of signing of the sublease. (in lieu of the fixed monthly component (“Fixed Component”) of the rental set forth in Article 3 of the Prime Lease, and such base rental, together with all other monetary obligations of Sublessee to Sublessor under the terms of Sublease, including, but not limited to, all fees, assessments, expenses and charges, however denominated, required to be paid by Sublessee pursuant to Sublease shall be hereinafter referred to as “Rent”.

6. Agreed Use. Sublessee shall use the Subleased Premises only for the manufacturing, storage and distribution to Sublessor or Sublessor’s affiliates or, to the extent permitted pursuant to the Purchase Agreement, other customers, of the Products and related administrative functions; provided, notwithstanding the foregoing, Sublessee shall not use or permit the use of the Subleased Premises in a manner that is unlawful, creates damage (normal wear and tear excepted) or waste, or in a manner that is a nuisance or unreasonably disturbs or causes damage to neighboring premises or properties.

7. Repairs and Maintenance of Property.

7.1 Sublessee Maintenance and Repair Obligations. Sublessee shall, at its expense, perform all repairs and maintenance as are necessary to keep the interior of the Premises in the same order and condition as the commencement date, including, but not limited to interior walls, floor coverings, carpeting, finished ceilings, light fixtures and all plumbing, sewer, electrical, heating and air conditioning facilities and equipment serving the Sublessee’s space. Sublessee further agrees it will not allow the accumulation of wastepaper or other trash in the building. In addition, Sublessee at its expense shall repair, replace or restore all damage to the premises caused by the negligent acts or omissions of the Sublessee.

7.2 Sublessor Maintenance and repair Obligations. Sublessor, at its sole expense, shall perform all repairs and maintenance and make all replacements as are necessary to keep in good order, condition and repair, ordinary wear and tear, casualty and condemnation excepted, (i) the roof and all structural elements and portions of the Premises and Building, including structural walls, floors and foundations, (ii) all elements and portions of the Building exterior to the premises, (iii) the parking areas, drives and sidewalks and other improvements located on the Property exterior, (iv) all mechanical and utility facilities and systems serving the Building, except those on the interior of the Premises and serving only the Sublessee’s portion of the Premises.

8. Hazardous Substances. In addition to any requirements in the Prime Lease with respect to Hazardous Substances (as defined below), Sublessee shall comply with the following:

8.1 Reportable Uses Require Consent. Sublessee shall not engage in any activity in or on the Subleased Premises which constitutes a Reportable Use (as defined below) of Hazardous Substances, without the express prior written consent of Sublessor and timely

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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compliance (at Sublessee’s expense) with all Legal Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the Discharge (as defined below) of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Subleased Premises of a Hazardous Substance with respect to which any Legal Requirements requires that a notice be given to persons entering or occupying the Subleased Premises or neighboring properties. The term “Hazardous Substance” as used in Sublease shall mean any product, substance, or waste whose Discharge, either by itself or in combination with other materials expected to be on the Subleased Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Subleased Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Sublessor to any governmental authority or third party under any applicable Legal Requirements. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof or additives thereto. The Agreed Use, and the use of any ordinary and customary materials reasonably required to be used in the normal course thereof, shall not be deemed to be “Reportable Uses” so long as done in manner consistent with Sublessee’s prior practices at the Subleased Premises and in accordance with Legal Requirements. In addition, Sublessor may condition its consent to any Reportable Use upon receiving such additional assurances as Sublessor reasonably deems necessary to protect itself, the public, the Subleased Premises and/or the environment against damage, contamination, injury and/or liability.

8.2 Duty to Inform Sublessor. If Sublessee knows or has reasonable cause to believe that a Hazardous Substance has come to be located in, on, under or about (or migrated from) the Subleased Premises, other than as previously consented to by Sublessor, Sublessee shall immediately give written notice of such fact to Sublessor, and provide Sublessor with a copy of any report or notice, claim or other documentation which it has received (or prepared and/or sent) concerning the presence of such Hazardous Substance.

8.3. Sublessee Remediation. Sublessee shall not cause or permit any Hazardous Substance to be present, generated, stored, used, manufactured, disposed of, transported, spilled or released (collectively, “Discharge”) in, on, under, or about the Subleased Premises (including through the plumbing or sanitary sewer system) in violation of Legal Requirements and shall promptly, at Sublessee’s expense, comply with all Legal Requirements and take all Remedial Measures (as defined below), to the extent caused or contributed to by Sublessee or pertaining to or involving any Hazardous Substance brought onto the Subleased Premises since June 30, 1999 (the “Original License Date”), by or for Sublessee. “Remedial Measures” shall mean any and all investigatory and/or remedial action recommended by the applicable governmental authority, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Subleased Premises or neighboring properties (to the extent affected by Hazardous Substances migrating from the Subleased Premises). Sublessor reserves the right to comment and/or approve of any plan or proposal by Sublessee, prior to its submission to the applicable governmental authority.

8.4 Sublessee Indemnification. Sublessee shall indemnify, defend and hold Sublessor, its parents, subsidiaries and affiliates and their respective agents, employees and lenders, if

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any (collectively, “Indemnitees”) and Lessor, harmless from and against any and all loss (including, but not limited to, diminution in value) and/or damages, liabilities, injuries to person (including death) or property, fines, penalties, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees (collectively, “Damages”) arising out of, related to or involving any Discharge of Hazardous Substance in, on, under, or about (or migrating from) the Subleased Premises by or for Sublessee on or after the Original License Date (including, but not limited to, any effects of any soil, air, groundwater or wetlands contamination or injury to person (including death), property or the environment created or suffered by Sublessee), and the cost of Remedial Measures, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublessor and Sublessee, shall release Sublessee from its obligations under Sublease with respect to Hazardous Substances, unless specifically so agreed by Sublessor in writing at the time of such agreement. This indemnity provision shall not be limited by the levels of insurance maintained by Sublessee (as required herein or otherwise).

9. Default; Breach; Remedies. “Breach” is defined as a failure to comply with or perform any of the terms, covenants, and conditions herein. A “Default” is defined as the occurrence of one or more of the following:

(a) The failure of Sublessee to make any payment of Rent required to be made by Sublessee hereunder, when due, or to fulfill any obligation hereunder or pursuant to the Prime Lease which endangers or threatens life or property, where such failure continues for a period of 2 business days following notice to Sublessee.

(b) A Breach by Sublessee as to the terms, covenants, conditions or provisions of this Sublease, other than those described in subparagraph 9(a) above, where such Breach continues for a period of 30 days after written notice; provided, however, that if the nature of Sublessee’s Breach is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Default if Sublessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(c) Any Event of Default by Sublessee under the Prime Lease.

(d) Any condition exists under Section 14(b) of the Purchase Agreement whereby Sublessor’s affiliate thereunder would have the right to terminate the entire Purchase Agreement or effect a Partial Termination thereof.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Sublessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Sublessee’s assets located at the Subleased Premises or of Sublessee’s interest in Sublease, where possession is not restored to Sublessee within 30 days; or (iv) the lawful attachment, execution or other judicial seizure of substantially all of Sublessee’s assets located at the Subleased Premises or of Sublessee’s interest in Sublease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

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10. Remedies. If Sublessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Sublessor may, at its option, perform such duty or obligation on Sublessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Sublessee shall pay to Sublessor an amount equal to the actual reasonable out-of-pocket costs and expenses incurred by Sublessor in such performance upon receipt of an invoice therefor. In the event of a Default, Sublessor may, with or without further notice or demand, and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such Default:

(a) terminate Sublessee’s right to possession of the Subleased Premises by any lawful means, in which case Sublease shall terminate and Sublessee shall immediately surrender possession to Sublessor;

(b) exercise any remedy set forth in the Prime Lease; or

(c) exercise any other remedy available at law or in equity.

11. Brokers. Each party hereto represents to the other that it has dealt with no broker, agent or other person in connection with this Sublease and that no broker, agent or other person brought about this Sublease, and each party shall indemnify and hold the other party harmless from and against any and all claims, losses, costs or expenses (including attorney’s fees and expenses) by any broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with the party with regard to the transaction contemplated by this Sublease.

12. Indemnity. In addition to any other provisions set forth in the Prime Lease or elsewhere hereunder, Sublessee shall indemnify, defend and hold the Indemnitees harmless from and against any and all Damages arising out of, related to or involving any (i) any act or omission hereunder by Sublessee, or (ii) any breach or default under the Prime Lease which arises on or after the date hereof that is caused by any act or omission on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited, or by reason of which Sublessor may be found to be in breach or default under the Prime Lease. This indemnity provision shall not be limited by the levels of insurance maintained by Sublessee (as required herein or otherwise) and shall survive the expiration or termination of the Prime Lease and this Sublease.

13. Termination of Prime Lease. In the event of termination of the Prime Lease due to any casualty suffered by the Subleased Premises, condemnation or destruction of the whole or any portion of the Subleased Premises, or for any other reason, this Sublease shall cease and terminate upon the same date that the Prime Lease terminates. Such cancellation shall become effective without further notice upon the termination of the Prime Lease. Upon the effective date of such cancellation, neither Sublessor nor Sublessee shall have any liability or obligation to the other party hereunder pursuant to this Sublease, except for liabilities or obligations that accrued prior to the effective date of such cancellation and any liability which, by its terms, expressly survives such termination.

14. Authority. Each party acknowledges to the other that it has (i) the authority to enter into this Sublease and (ii) provided to the other such authorizing resolutions as reasonably required to authorize such entity to enter into this Sublease and to authorize such person executing below to execute this Sublease on behalf of such party.

15. Insurance. Sublessee agrees to procure and maintain the insurance that Sublessor is required to procure and maintain pursuant to the Prime Lease, except that Sublessee shall not be required to provide casualty insurance pursuant to Section 14 of the Prime Lease and such insurance shall be maintained by Sublessor; provided that, in addition thereto, all such insurance shall meet the following

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additional criteria: (i) all shall be written with an insurance company licensed to do business within * and approved by Sublessor (which approval shall not be unreasonably withheld), with such policies to be non-assessable; (ii) Sublessee shall provide Sublessor with the original insurance policies or a Certificate of Insurance, which shall provide that the insuring company shall give notice in writing to Sublessor within thirty (30) calendar days prior to cancellation, termination or in the event of a material change in such insurance for any reason whatsoever; (iii) such insurance shall be written as primary coverage without the right of contribution from Sublessor’s insurance; and (iv) all liability policies must be endorsed to name Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional insureds. In addition to any requirements in the Prime Lease, Sublessee shall also carry “All Risk” Property Insurance on Sublessee’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Sublessee’s Property” shall mean Sublessee’s personal property and fixtures, and any non-standard improvements to the Subleased Premises. Sublessee shall neither have, nor make, any claim against Sublessor for any loss or damage to the Sublessee’s Property, regardless of the cause of the loss or damage. In connection with any permitted construction of any alterations, improvements or modifications, to the extent performing the work itself, Sublessee will, and, to the extent any contractors are engaged by it to perform any work, such contractors will, maintain the additional insurance set forth on Exhibit “A”.

16. No Subrogation. In addition to the requirements of the Prime Lease, Sublessee waives any claim it might have against Sublessor for any bodily injury or damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Sublease Premises, Sublessor’s or Sublessee’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence or fault of Sublessor caused such bodily injury or loss. Sublessee shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against Sublessor.

17. Condemnation.

17.1 Substantial or Total Taking. If the Prime Lease is not terminated by Lessor or Lessee thereunder as a result of a condemnation (or similar process thereto), so long as Sublessee may continue to conduct the Agreed Use on the Subleased Premises, this Sublease shall continue unabated (except with respect to the use of the actual portion of the Subleased Premises so taken and the Rent will not be abated (except with respect to the use of the actual portion of the Subleased Premises so taken, for which the base rental shall be reduced proportionately).

17.2 Condemnation Award. In the event of any such taking, the entire award will be paid to Lessor (or Lessor’s mortgagees) or Sublessor, as their interests may appear, and Sublessee will have no right or claim to any part of such award; provided, however, Sublessee will have the right to assert a claim against the condemning authority (so long as any claim of Lessor (or Lessor’s mortgagees) or Sublessor, as the case may be, is not reduced by such claim), for (i) Sublessee’s relocation expenses, and (ii) loss of business goodwill.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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17.3 Right to Terminate this Lease for Taking. Neither party shall have the right to terminate this Sublease in the event of a partial taking of the Subleased Premises other than as is specifically provided for in this Section 17, or otherwise as set forth in the Prime Lease.

18. Miscellaneous.

(a) Assignment. Sublessee shall not assign, convey or transfer this Sublease or any interest herein (by contract or by operation of law) or undertake any transaction or series of transactions which would result in a transfer of this Sublease or any interest herein, or sublicense or assign any rights or obligations hereunder, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party or parties, without the prior written consent of Sublessor, which may be withheld in its sole discretion. Any attempt to take any action prohibited by this Section 18 shall, at Sublessor’s option, have the effect of terminating Sublease effective immediately upon Sublessor giving Sublessee notice of such termination. Notwithstanding anything in Sublease to the contrary, (i) no consent given by Sublessor to any Transfer shall relieve Sublessee (or any transferee of Sublessee) from the above requirements for obtaining the written consent of Sublessor to any subsequent assignment, conveyance or other transfer, to the extent otherwise needed hereunder and (ii) no permitted assignment, conveyance or transfer shall release Sublessee from any obligations hereunder.

(b) Applicable Laws; Judicial Proceedings; Venue. This Sublease, and all claims and controversies arising hereunder, including claims for breach of contract and related causes of action, shall be governed by the laws of * , without reference to its choice of law principles.

(c) No Waiver; Remedies Cumulative. No delay or omission by either party hereto in exercising any right or power hereunder will impair such right or power or be construed to be a waiver thereof. A waiver by either party hereto of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise specifically provided in this Sublease, all remedies provided for in this Sublease will be cumulative and in addition to and not in lieu of any other rights or remedies available to either party hereunder, at law, in equity or otherwise.

(d) Entire Sublease; Amendments. This Sublease, including the Exhibit hereto, constitutes the entire agreement between the parties hereto, and supersedes all previous agreements and understandings, whether oral or written regarding the subject matter hereof. Except as otherwise provided elsewhere herein, this Sublease may not be amended, supplemented or modified in any respect without further written agreement of both parties, signed by their respective authorized representatives.

(e) Severability. In case any one or more of the provisions of this Sublease shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision in this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent permitted by law.

(f) Notices. All notices required by this Sublease shall be in writing and shall be deemed given as of the date received, and shall be personally delivered, faxed or sent either by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to the parties at the following addresses:

If to Sublessor:

*

2515 McKinney Avenue, Suite 1200

Dallas, Texas 75201

Attention: Controller

With a copy to:

Dean Foods Company

Legal Department

2515 McKinney Avenue

Suite 1200

Dallas, Texas 75201

Attention: General Counsel

If to Sublessee:

Consolidated Container Company, LP

3101 Towercreek Parkway, Suite 300

Atlanta, GA 30339

Attention: General Counsel

Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective. Purchase orders and invoices shall not be considered to be notices for purposes of this Sublease.

(g) Counterparts; Facsimile Signatures. This Sublease may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument. A facsimile signature shall have the same force and effect as an original signature.

(h) Headings; Construction. The headings contained herein are for convenience of reference only and shall not be deemed to limit or affect the subject matter contained herein. The parties have jointly prepared this Sublease and the terms hereof shall not be construed in favor or against any party on account of its participation in such preparation. As used in this Sublease, the singular form shall include the plural, and vice versa, when the context so requires.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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(i) Limitation on Liability. The obligations of Sublessor under Sublease shall not constitute personal obligations of Sublessor or its partners, members, directors, officers or shareholders, and Sublessee shall look to the Subleased Premises, and not to other assets of Sublessor, for the satisfaction of any liability of Sublessor with respect to Sublease, and shall not seek recourse against Sublessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

(j) Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under Sublease.

(k) Real Property Taxes.

k.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax, general, special, ordinary or extraordinary and/or license fee imposed on or levied against the Sublessor or the Subleased Premises, by any taxing authority having direct or indirect power to tax and where the funds generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Subleased Premises are located.

k.2 Payment of Taxes. Sublessor is responsible for payment of Real Property Taxes. Sublessee shall pay all taxes assessed and levied upon Sublessee owned alterations, utility installations, trade fixtures, furnishings, equipment and all other personal property of the Sublessee. If any of Sublessee’s personal property shall be assessed with Sublessor’s real property, Sublessee shall pay Sublessor the taxes attributable to Sublessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Sublessee’s property. Sublessor shall promptly provide Sublessee with such bills.

(l) Utilities and Services. Sublessee shall pay for all water, gas, heat, light power, internet, telephone, trash disposal, “yard jockey service”, landscaping, snow removal and other services supplied to the Sublessee’s portion of the building, together with any taxes thereon. If any such services are not separately metered and/or are not billed directly to Sublessee, Sublessee shall pay, as additional Rent, a reasonable proportion, to be determined by Sublessor, of all charges jointly metered and/or not billed directly to Sublessee; provided that for snow removal and “coffee cafeteria”, Sublessee’s proportionate share shall be 1/3 of total cost charged by the outside vendor. Subject to the foregoing, Sublessee has the option, at its expense, to separately meter the Subleased Premises. Sublessor shall pay for water and sewer service. There shall be no abatement of Rent and Sublessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Sublessor’s reasonable control or in cooperation with governmental request or directions.

(m) Non-recordation of Lease. Neither party shall record this Sublease, nor record a Memorandum of Sublease thereof, without the prior written consent of the Sublessor, and to the extent required in the Prime Lease, the Lessor. Any such Memorandum shall contain only the names of the parties, the Commencement Date and Termination Date of this Sublease and the legal description of the Subleased Premises.

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(n) Ownership of Equipment. With respect to any Sublessee-owned equipment at the Premises or Prime Leased Premises, Sublessor hereby authorizes Sublessee from time to time to file, in any appropriate filing office, financing statements under the Uniform Commercial Code indicating that the equipment is owned by Sublessee and that Sublessor has no current ownership interest in such equipment. The foregoing authorization is intended to constitute an authorization under Section 9-509 of the Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed by their proper and duly authorized officers as of the date first set forth above.

SUBLESSEE:

CONSOLIDATED CONTAINER COMPANY, LP

By:	PLASTIC CONTAINERS, LLC, its General Partner

By:

Name:

Title:

SUBLESSOR:

*

By:

Name:

Title:

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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EXHIBIT A

Insurance Requirements

SUBLESSEE and its SUBCONTRACTORS must maintain the following policies of insurance at their expense:

Commercial General Liability Insurance, on an occurrence basis, including a duty to defend, which must provide coverage for bodily injury and property damage with the following minimum limits of insurance:

•	$2,000,000 Each Occurrence Limit
•	$2,000,000 Personal and Advertising Injury Limit
•	$2,000,000 Products and Completed Operations Liability
•	$2,000,000 Aggregate Limit

The policy must contain a contractual liability coverage extension, either within the policy form or by endorsement. The policy must contain a CG2010 Endorsement and CG2037 Endorsement (Product Completed Operations) naming Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional insureds. The policy must provide coverage for explosion, collapse, and underground losses, Premises-Operations; Products/Completed Operations; Hazard; Contractual Insurance; Broad Form Property Damage; Independent Contractors; and Personal Injury. The policy shall contain an endorsement providing a separate general aggregate per location for Sublessee and per project for contractors.

Workers’ Compensation Insurance covering all statutory benefits in the states of operation, if required by law, and Employers’ Liability, with limits of at least $1 million per accident or disease.

Business Auto Liability Insurance, with minimum combined single limits of $1 million per accident for bodily injury and property damage. The policy must include a duty to defend and cover all owned, non-owned, and leased or hired vehicles.

Commercial Umbrella/Follow Form Excess Insurance, with minimum limits of $5 million per occurrence and in the aggregate, in excess of the underlying policy limits. The policy must provide coverage at least as broad as the underlying policies.

*Contractor’s Equipment Property Insurance. The Sublessee and each subcontractor shall secure, pay for, and maintain All-Risk Insurance as necessary to protect Sublessor against loss of owned or rented capital equipment and tools, equipment and scaffolding, staging, towers and forms owned or rented by Sublessee or Subcontractor and any construction material in transit or stored in any location other than the Project site. The policy must have a waiver of subrogation in favor of Sublessor, its parents, subsidiaries and affiliated entities.

*Builder’s Risk Insurance. In the event any renovation, repairs, or construction shall be planned, Builder’s Risk insurance coverage in a non-reporting form, in completed value, with no co-insurance and valued at replacement cost with nonstandard (broad) form, all risk policy. The value utilized should be one hundred percent (100%) of the completed value (including contract amendments) of the renovation, repairs, or construction.

*Professional (Errors and Omissions) Liability. In the event Sublessee performs (or Subcontractor provides) professional services of the type generally covered by Errors and Omissions (E&O) insurance (e.g. architectural, engineering, and the like) Coverage in an amount not less than $2,000,000 per occurrence, with:

1. Deletion of any limitation or exclusion on coverage for bodily injury or property damage arising out of subsidence or soil or earth movement; and

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2. Deletion of any exclusion or limitation of coverage based upon the type or use of building or structure.

*Pollution Legal Liability Insurance, with minimum limits of $1 million per occurrence and $2 million aggregate combined single limit for bodily injury and property damage, including a duty to defend, arising from pollutants or environmental impairment including on-site and off-site cleanup costs for both first party and third party claims, on-site and off-site bodily injury and property damage, insured acts covering on premises, off premises, completed operations, transportation and disposal sites, coverage for punitive damages, fines and penalties where allowable by law, and covers both sudden and gradual pollution conditions.

* Notwithstanding anything in this Exhibit A to the Contrary, to the extent Sublessee is actually performing the work, it may, at its election, self-insure with respect to these types of insurance coverage only, in which case all requirements set forth below shall be deemed modified accordingly, provided that the foregoing right to elect to self-insure shall not apply to any subcontractor engaged by Sublessee.

Certificates of Insurance

Sublessee will provide a Certificate of Insurance evidencing the required insurance policies at contract inception and upon request. Even if Sublessor, its parents, and its subsidiaries and affiliated entities fail to receive certificates of insurance required under this contract or fail to demand receipt of such certificates, Sublessor, its parents, subsidiaries and affiliated entities do not release Sublessee or Sublessee’s obligation to procure and maintain the insurance required under this contract.

Subcontractors

Sublessee will require Sublessee’s subcontractors to carry the same insurance coverages as Sublessee, but Sublessee may determine the subcontractor’s limits of insurance for each policy. Sublessee will maintain proof of Subcontractor’s insurance coverage at all times.

The following insurance policy requirements are to be included for each policy, regardless of whether such policy is maintained by Sublessee or Subcontractor:

•	Insurance must be placed with insurance companies rated at least A, X (10) by A.M. Best.

•	Except as otherwise set forth herein, all limits of liability set forth above shall be on a “per project” basis.

•	All liability policies (other than builders risk and errors and omissions) must be endorsed to name Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional insureds. Builders Risk Coverage must be endorsed to name Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional named insureds,

•	The general liability, automobile liability, builder’s risk, pollution and workers’ compensation policy must have a waiver of subrogation in favor of Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees. Sublessee shall require similar waivers from their contractors, consultants, Subcontractors and agents.

•	All insurance policies must apply as primary and non-contributory. Sublessee will bear any losses within insurance deductibles or self-insured retention amounts.

•	All insurance policies must be written on a per occurrence basis other than Professional (Errors and Omissions) Liability coverage.

•	All insurance policies must provide Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees with 30-days advance written notice of cancellation or material change in coverage.

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•	Policy renewal dates must be noted, and new certificates must be provided, meeting the requirements noted above to Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees. Sublessee will provide a copy of any insurance policy upon request.

•	Must strike the following cancellation language “Endeavor to” and “Failure to mail shall impose no obligation or liability of any kind upon the company, its agents or representatives”.

•	Certificates with disclaimers must have an Additional Insured endorsement attached.

•	No deductible/SIR under any policy shall exceed $100,000

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SUBLEASE

This SUBLEASE entered into on             , 2006 (this “Sublease”) between * (“Sublessor”), and CONSOLIDATED CONTAINER COMPANY, LP (“Sublessee”).

WITNESSETH:

WHEREAS, pursuant to that certain Indenture of Lease dated as of December 30, 1986 (the “Lease”), * (“Lessor”) leased to Sublessor those certain premises on * , said premises more particularly described in the Prime Lease (the “Prime Leased Premises”);

WHEREAS, the parties modified the terms of the Lease pursuant to that certain Option to Purchase dated as of July 30, 1997 (“Option to Purchase”) (the Lease, as so amended, shall be referred to as the “Prime Lease”);

WHEREAS, Sublessor currently subleases and desires to continue to sublease a portion of the Prime Leased Premises known as * (said portion of the Prime Leased Premises being referred to herein as the “Subleased Premises”) to Sublessee, and Sublessee desires to continue to sublease the Subleased Premises from Sublessor; and

WHEREAS, Sublessor’s affiliate and Sublessee have entered into that certain Purchase Agreement dated the date hereof, pursuant to which Sublessee agreed to manufacture and sell to Sublessor (or its affiliates) and, to the extent permitted therein, other customer’s Products (as defined therein) upon the terms and conditions set forth therein (the “Purchase Agreement”);

WHEREAS, Sublessee and Sublessor are simultaneously executing a lease in connection with Sublessee’s use of Sublessor facility located in * , where Sublessee will also manufacture the Products and sell the Products to Sublessor and, to the extent permitted in the Purchase Agreement, other customers; and

WHEREAS, Sublessee and Sublessor’s affiliate is simultaneously executing a sublease in connection with Sublessee’s use of Sublessor’s affiliate’s facility located in * , where Sublessee will also manufacture the Products and sell the Products to Sublessor’s affiliates and, to the extent permitted in the Purchase Agreement, other customers.

NOW THEREFORE, in consideration of the covenants set forth herein, Sublessor and Sublessee agree as follows:

1. Term. Sublessor, in consideration of the covenants and agreements to be performed by Sublessee and upon the terms and conditions hereinafter stated, shall lease, demise and let unto Sublessee, and Sublessee shall lease from Sublessor, the Subleased Premises beginning as of July 1, 2006 and, unless sooner terminated as set forth herein, shall end on the

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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earliest to occur of (i) the termination of the entire Purchase Agreement for any reason, (ii) the termination of the Purchase Agreement as to the Premises or with respect to the Products manufactured, stored or distributed from the Premises (“Partial Termination”) or (iii) December 31, 2011(or such other date thereafter as may be mutually agreed to by the parties pursuant to Section 2(a) of the Purchase Agreement) (collectively, the “Term”).

2. Compliance with Prime Lease. Sublessee represents that it has read and is familiar with the terms of the Prime Lease which has been previously provided to Sublessee and Sublessee hereby agrees to keep all information contained in the Prime Lease confidential and shall not copy, distribute or in any manner disseminate the Prime Lease or any portion thereof, except to its employees, agents, officers, directors and attorneys who are dealing with the Prime Lease or this Sublease, and except as required by applicable federal, state or local law, regulation, policy, code or ordinance (collectively, “Legal Requirements”).

3. Sublease Subject to All Terms and Conditions of the Prime Lease; Compliance with Law. This Sublease is expressly subject and subordinate to the Prime Lease and all of the terms, conditions and covenants therein contained. Except to the extent otherwise set forth in this Sublease, in which event the terms of this Sublease shall prevail, all the terms, covenants and conditions of the Prime Lease shall be applicable to this Sublease with the same force and effect, as if Sublessor were the landlord under the Prime Lease and Sublessee were the tenant thereunder and the provisions of the Prime Lease are incorporated herein by reference with the same force and effect as if they were fully set forth herein. Sublessee shall not do anything nor permit anything to be done that would cause the Prime Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in Lessor under the Prime Lease, or that would cause Sublessor or Sublessee to be in default under the Prime Lease. Any acts by Sublessee under this Sublease that would require the consent of Lessor if such acts were taken by the tenant under the Prime Lease shall require the consent of both Lessor and Sublessor. In addition to the foregoing, Sublessee shall comply with all Legal Requirements concerning the Subleased Premises and Sublessee’s use of the Subleased Premises. Sublessee will be responsible for bringing the Premises into compliance with any and all federal, state and local laws, rules regulations and policies of any kind or nature (collectively, “Legal Requirements”) which may become law after signing this Sublease and as a result of the type of business engaged in by the Sublesee. Notwithstanding the foregoing, the following provisions of the Prime Lease shall not be applicable to Tenant: (i) seek reduction in the valuation of the Subleased Premises, pursuant to Section 4.03, (ii) the right to elect alterations in connection with any rebuilding after any casualty pursuant to Section 18.01, (iii) Article 19 (Condemnation), (iv) the purchase option pursuant to Section 27, (v) the right to make any changes, alterations, improvements or modifications to the Subleased Premises without the consent of Sublessor (provided that any of the foregoing, to the extent so approved, shall be performed in accordance with Article 9 of the Prime Lease) and (vi) the purchase option pursuant to the Option to Purchase.

4. Condition of Subleased Premises. THE SUBLEASED PREMISES ARE BEING LEASED, AND SUBLESSEE ACCEPTS THE SUBLEASED PREMISES, “AS IS”, “WHERE IS” AND “WITH ALL FAULTS”; AND LANDLORD MAKES NO WARRANTY OF ANY KIND EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUBLEASED PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY AS TO THE SUITABILITY, HABITABILITY OR FITNESS OF THE SUBLEASED PREMISES FOR A PARTICULAR PURPOSE OR THE ABSENCE OF ANY TOXIC OR OTHERWISE HAZARDOUS

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SUBSTANCES. Sublessee further hereby accepts this Sublease and the Subleased Premises upon the covenants and conditions set forth herein and subject to any encumbrances and other matters of record and all applicable zoning and other Legal Requirements (as defined below) regulating the use of the Subleased Premises. Sublessee has examined the premises and found all of the same satisfactory for all purposes. Sublessor shall not have any liability whatsoever in respect of or arising out of the construction or condition of the Subleased Premises.

5. Rent. Sublessee shall pay a base monthly rental of $ * (in lieu of the fixed monthly component (“Fixed Component”) of the rental set forth in Article 3 of the Prime Lease), payable in advance on the first day of each month, and such base rental, together with all other monetary obligations of Sublessee to Sublessor under the terms of Sublease, including, but not limited to, all fees, assessments, expenses and charges, however denominated, required to be paid by Sublessee pursuant to Sublease shall be hereinafter referred to as “Rent”.

6. Agreed Use. Sublessee shall use the Subleased Premises only for the manufacturing, storage and distribution to Sublessor or Sublessor’s affiliates or, to the extent permitted pursuant to the Purchase Agreement, other customers, of the Products and related administrative functions; provided, notwithstanding the foregoing, Sublessee shall not use or permit the use of the Subleased Premises in a manner that is unlawful, creates damage (normal wear and tear excepted) or waste, or in a manner that is a nuisance or unreasonably disturbs or causes damage to neighboring premises or properties.

7. Repairs and Maintenance of Property.

7.1 Sublessee Maintenance and Repair Obligations. Sublessee shall, at its expense, perform all repairs and maintenance as are necessary to keep the interior of the Premises in the same order and condition as the commencement date, , including, but not limited to interior walls, floor coverings, carpeting, finished ceilings, light fixtures and all plumbing, sewer, electrical, heating and air conditioning facilities and equipment serving the Sublessee’s space. Sublessee further agrees it will not allow the accumulation of wastepaper or other trash in the building. In addition, Sublessee at its expense shall repair, replace or restore all damage to the premises caused by the negligent acts or omissions of the Sublessee.

7.2 Sublessor Maintenance and repair Obligations. Sublessor, at its sole expense, shall perform all repairs and maintenance and make all replacements as are necessary to keep in good order, condition and repair, ordinary wear and tear, casualty and condemnation excepted, (i) the roof and all structural elements and portions of the Premises and Building, including structural walls, floors and foundations, (ii) all elements and portions of the Building exterior to the premises, (iii) the parking areas, drives and sidewalks and other improvements located on the Property exterior, (iv) all mechanical and utility facilities and systems serving the Building, except those on the interior of the Premises and serving only the Sublessee’s portion of the Premises.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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8. Hazardous Substances. In addition to any requirements in the Prime Lease with respect to Hazardous Substances (as defined below), Sublessee shall comply with the following:

8.1 Reportable Uses Require Consent. Sublessee shall not engage in any activity in or on the Subleased Premises which constitutes a Reportable Use (as defined below) of Hazardous Substances, without the express prior written consent of Sublessor and timely compliance (at Sublessee’s expense) with all Legal Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the Discharge (as defined below) of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Subleased Premises of a Hazardous Substance with respect to which any Legal Requirements requires that a notice be given to persons entering or occupying the Subleased Premises or neighboring properties. The term “Hazardous Substance” as used in Sublease shall mean any product, substance, or waste whose Discharge, either by itself or in combination with other materials expected to be on the Subleased Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Subleased Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Sublessor to any governmental authority or third party under any applicable Legal Requirements. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof or additives thereto. The Agreed Use, and the use of any ordinary and customary materials reasonably required to be used in the normal course thereof, shall not be deemed to be “Reportable Uses” so long as done in manner consistent with Sublessee’s prior practices at the Subleased Premises and in accordance with Legal Requirements. In addition, Sublessor may condition its consent to any Reportable Use upon receiving such additional assurances as Sublessor reasonably deems necessary to protect itself, the public, the Subleased Premises and/or the environment against damage, contamination, injury and/or liability.

8.2 Duty to Inform Sublessor. If Sublessee knows or has reasonable cause to believe that a Hazardous Substance has come to be located in, on, under or about (or migrated from) the Subleased Premises, other than as previously consented to by Sublessor, Sublessee shall immediately give written notice of such fact to Sublessor, and provide Sublessor with a copy of any report or notice, claim or other documentation which it has received (or prepared and/or sent) concerning the presence of such Hazardous Substance.

8.3. Sublessee Remediation. Sublessee shall not cause or permit any Hazardous Substance to be present, generated, stored, used, manufactured, disposed of, transported, spilled or released (collectively, “Discharge”) in, on, under, or about the Subleased Premises (including through the plumbing or sanitary sewer system) in violation of Legal Requirements and shall promptly, at Sublessee’s expense, comply with all Legal Requirements and take all Remedial Measures (as defined below), to the extent caused or contributed to by Sublessee or

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pertaining to or involving any Hazardous Substance brought onto the Subleased Premises since June 30, 1999 (the “Original License Date”), by or for Sublessee. “Remedial Measures” shall mean any and all investigatory and/or remedial action recommended by the applicable governmental authority, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Subleased Premises or neighboring properties (to the extent affected by Hazardous Substances migrating from the Subleased Premises). Sublessor reserves the right to comment and/or approve of any plan or proposal by Sublessee, prior to its submission to the applicable governmental authority.

8.4 Sublessee Indemnification. Sublessee shall indemnify, defend and hold Sublessor, its parents, subsidiaries and affiliates and their respective agents, employees and lenders, if any (collectively, “Indemnitees”) and Lessor, harmless from and against any and all loss (including, but not limited to, diminution in value) and/or damages, liabilities, injuries to person (including death) or property, fines, penalties, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees (collectively, “Damages”) arising out of, related to or involving any Discharge of Hazardous Substance in, on, under, or about (or migrating from) the Subleased Premises by or for Sublessee on or after the Original License Date (including, but not limited to, any effects of any soil, air, groundwater or wetlands contamination or injury to person (including death), property or the environment created or suffered by Sublessee), and the cost of Remedial Measures, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublessor and Sublessee, shall release Sublessee from its obligations under Sublease with respect to Hazardous Substances, unless specifically so agreed by Sublessor in writing at the time of such agreement. This indemnity provision shall not be limited by the levels of insurance maintained by Sublessee (as required herein or otherwise).

9. Default; Breach; Remedies. “Breach” is defined as a failure to comply with or perform any of the terms, covenants, and conditions herein. A “Default” is defined as the occurrence of one or more of the following:

(a) The failure of Sublessee to make any payment of Rent required to be made by Sublessee hereunder, when due, or to fulfill any obligation hereunder or pursuant to the Prime Lease which endangers or threatens life or property, where such failure continues for a period of 2 business days following notice to Sublessee.

(b) A Breach by Sublessee as to the terms, covenants, conditions or provisions of this Sublease, other than those described in subparagraph 9(a) above, where such Breach continues for a period of 30 days after written notice; provided, however, that if the nature of Sublessee’s Breach is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Default if Sublessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

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(c) Any Event of Default by Sublessee under the Prime Lease.

(d) Any condition exists under Section 14(b) of the Purchase Agreement whereby Sublessor’s affiliate thereunder would have the right to terminate the entire Purchase Agreement or effect a Partial Termination thereof.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Sublessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Sublessee’s assets located at the Subleased Premises or of Sublessee’s interest in Sublease, where possession is not restored to Sublessee within 30 days; or (iv) the lawful attachment, execution or other judicial seizure of substantially all of Sublessee’s assets located at the Subleased Premises or of Sublessee’s interest in Sublease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

10. Remedies. If Sublessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Sublessor may, at its option, perform such duty or obligation on Sublessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Sublessee shall pay to Sublessor an amount equal to the actual reasonable out-of-pocket costs and expenses incurred by Sublessor in such performance upon receipt of an invoice therefor. In the event of a Default, Sublessor may, with or without further notice or demand, and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such Default:

(a) terminate Sublessee’s right to possession of the Subleased Premises by any lawful means, in which case Sublease shall terminate and Sublessee shall immediately surrender possession to Sublessor;

(b) exercise any remedy set forth in the Prime Lease; or

(c) exercise any other remedy available at law or in equity.

11. Brokers. Each party hereto represents to the other that it has dealt with no broker, agent or other person in connection with this Sublease and that no broker, agent or other person brought about this Sublease, and each party shall indemnify and hold the other party harmless from and against any and all claims, losses, costs or expenses (including attorney’s fees and expenses) by any broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with the party with regard to the transaction contemplated by this Sublease.

12. Indemnity. In addition to any other provisions set forth in the Prime Lease or elsewhere hereunder, Sublessee shall indemnify, defend and hold the Indemnitees harmless from and against any and all Damages arising out of, related to or involving any (i) any act or omission hereunder by Sublessee, or (ii) any breach or default under the Prime Lease which arises on or after the date hereof that is caused by any act or omission on the part of Sublessee by reason of

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which the Prime Lease may be terminated or forfeited, or by reason of which Sublessor may be found to be in breach or default under the Prime Lease. This indemnity provision shall not be limited by the levels of insurance maintained by Sublessee (as required herein or otherwise) and shall survive the expiration or termination of the Prime Lease and this Sublease.

13. Termination of Prime Lease. In the event of termination of the Prime Lease due to any casualty suffered by the Subleased Premises, condemnation or destruction of the whole or any portion of the Subleased Premises, or for any other reason, this Sublease shall cease and terminate upon the same date that the Prime Lease terminates. Such cancellation shall become effective without further notice upon the termination of the Prime Lease. Upon the effective date of such cancellation, neither Sublessor nor Sublessee shall have any liability or obligation to the other party hereunder pursuant to this Sublease, except for liabilities or obligations that accrued prior to the effective date of such cancellation and any liability which, by its terms, expressly survives such termination.

14. Authority. Each party acknowledges to the other that it has (i) the authority to enter into this Sublease and (ii) provided to the other such authorizing resolutions as reasonably required to authorize such entity to enter into this Sublease and to authorize such person executing below to execute this Sublease on behalf of such party.

15. Insurance. Sublessee agrees to procure and maintain the insurance that Sublessor is required to procure and maintain pursuant to the Prime Lease, except that Sublessee shall not be required to provide casualty insurance pursuant to Section 14 of the Prime Lease and such insurance shall be maintained by Sublessor (but Sublessee shall be required to reimburse Sublessor for Sublessee’s prorata portion of such coverage maintained by Sublessor); provided that, in addition thereto, all such insurance shall meet the following additional criteria: (i) all shall be written with an insurance company licensed to do business within * and approved by Sublessor (which approval shall not be unreasonably withheld), with such policies to be non-assessable; (ii) Sublessee shall provide Sublessor with the original insurance policies or a Certificate of Insurance, which shall provide that the insuring company shall give notice in writing to Sublessor within thirty (30) calendar days prior to cancellation, termination or in the event of a material change in such insurance for any reason whatsoever; (iii) such insurance shall be written as primary coverage without the right of contribution from Sublessor’s insurance; and (iv) all liability policies must be endorsed to name Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional insureds. In addition to any requirements in the Prime Lease, Sublessee shall also carry “All Risk” Property Insurance on Sublessee’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Sublessee’s Property” shall mean Sublessee’s personal property and fixtures, and any non-standard improvements to the Subleased Premises. Sublessee shall neither have, nor make, any claim against Sublessor for any loss or damage to the Sublessee’s Property, regardless of the cause of the loss or damage. In connection with any permitted construction of any alterations, improvements or modifications, to the extent performing the work itself, Sublessee will, and, to the extent any contractors are engaged by it to perform any work, such contractors will, maintain the additional insurance set forth on Exhibit “A”.

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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16. No Subrogation. In addition to the requirements of the Prime Lease, Sublessee waives any claim it might have against Sublessor for any bodily injury or damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Sublease Premises, Sublessor’s or Sublessee’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence or fault of Sublessor caused such bodily injury or loss. Sublessee shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against Sublessor.

17. Condemnation.

17.1 Substantial or Total Taking. If the Prime Lease is not terminated by Lessor or Lessee thereunder as a result of a condemnation (or similar process thereto), so long as Sublessee may continue to conduct the Agreed Use on the Subleased Premises, this Sublease shall continue unabated (except with respect to the use of the actual portion of the Subleased Premises so taken and the Rent will not be abated (except with respect to the use of the actual portion of the Subleased Premises so taken, for which the base rental shall be reduced proportionately).

17.2 Condemnation Award. In the event of any such taking, the entire award will be paid to Lessor (or Lessor’s mortgagees) or Sublessor, as their interests may appear, and Sublessee will have no right or claim to any part of such award; provided, however, Sublessee will have the right to assert a claim against the condemning authority (so long as any claim of Lessor (or Lessor’s mortgagees) or Sublessor, as the case may be, is not reduced by such claim), for (i) Sublessee’s relocation expenses, and (ii) loss of business goodwill.

17.3 Right to Terminate this Lease for Taking. Neither party shall have the right to terminate this Sublease in the event of a partial taking of the Subleased Premises other than as is specifically provided for in this Section 17, or otherwise as set forth in the Prime Lease.

18. Miscellaneous.

(a) Assignment. Sublessee shall not assign, convey or transfer this Sublease or any interest herein (by contract or by operation of law) or undertake any transaction or series of transactions which would result in a transfer of this Sublease or any interest herein, or sublicense or assign any rights or obligations hereunder, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party or parties, without the prior written consent of Sublessor, which may be withheld in its sole discretion. Any attempt to take any action prohibited by this Section 18 shall, at Sublessor’s option, have the effect of terminating Sublease effective immediately upon Sublessor giving Sublessee notice of such termination. Notwithstanding anything in Sublease to the contrary, (i) no consent given by Sublessor to any Transfer shall relieve Sublessee (or any transferee of Sublessee) from the above requirements for obtaining the written consent of Sublessor to any subsequent assignment, conveyance or other transfer, to the extent otherwise needed hereunder and (ii) no permitted assignment, conveyance or transfer shall release Sublessee from any obligations hereunder.

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(b) Applicable Laws; Judicial Proceedings; Venue. This Sublease, and all claims and controversies arising hereunder, including claims for breach of contract and related causes of action, shall be governed by the laws * , without reference to its choice of law principles.

(c) No Waiver; Remedies Cumulative. No delay or omission by either party hereto in exercising any right or power hereunder will impair such right or power or be construed to be a waiver thereof. A waiver by either party hereto of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. Except as otherwise specifically provided in this Sublease, all remedies provided for in this Sublease will be cumulative and in addition to and not in lieu of any other rights or remedies available to either party hereunder, at law, in equity or otherwise.

(d) Entire Sublease; Amendments. This Sublease, including the Exhibit hereto, constitutes the entire agreement between the parties hereto, and supersedes all previous agreements and understandings, whether oral or written regarding the subject matter hereof. Except as otherwise provided elsewhere herein, this Sublease may not be amended, supplemented or modified in any respect without further written agreement of both parties, signed by their respective authorized representatives.

(e) Severability. In case any one or more of the provisions of this Sublease shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision in this Sublease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent permitted by law.

(f) Notices. All notices required by this Sublease shall be in writing and shall be deemed given as of the date received, and shall be personally delivered, faxed or sent either by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed to the parties at the following addresses:

If to Sublessor:

*

2515 McKinney Avenue, Suite 1200

Dallas, Texas 75201

Attention: Controller

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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With a copy to:

Dean Foods Company

Legal Department

2515 McKinney Avenue

Suite 1200

Dallas, Texas 75201

Attention: General Counsel

If to Sublessee:

Consolidated Container Company, LP

3101 Towercreek Parkway, Suite 300

Atlanta, GA 30339

Attention: General Counsel

Either party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective. Purchase orders and invoices shall not be considered to be notices for purposes of this Sublease.

(g) Counterparts; Facsimile Signatures. This Sublease may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument. A facsimile signature shall have the same force and effect as an original signature.

(h) Headings; Construction. The headings contained herein are for convenience of reference only and shall not be deemed to limit or affect the subject matter contained herein. The parties have jointly prepared this Sublease and the terms hereof shall not be construed in favor or against any party on account of its participation in such preparation. As used in this Sublease, the singular form shall include the plural, and vice versa, when the context so requires.

(i) Limitation on Liability. The obligations of Sublessor under Sublease shall not constitute personal obligations of Sublessor or its partners, members, directors, officers or shareholders, and Sublessee shall look to the Subleased Premises, and not to other assets of Sublessor, for the satisfaction of any liability of Sublessor with respect to Sublease, and shall not seek recourse against Sublessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

(j) Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under Sublease.

(k) Real Property Taxes.

k.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax, general, special, ordinary or extraordinary and/or license fee imposed on or levied against the Sublessor or the Subleased Premises, by any taxing authority having direct or indirect

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power to tax and where the funds generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Subleased Premises are located.

k.2 Payment of Taxes. Sublessee shall pay to Sublessor an amount equal to the portion of the Real Property Taxes installment due with respect to the Subleased Premises at least 20 days prior to the applicable delinquency date; provided that, to the extent one Real Estate Taxes bill is received by Sublessor for the whole Prime Leased Premises, Sublessor shall, in its reasonable discretion, prorate such bill to reflect the portion of the whole Prime Leased Premises which is comprised of the Subleased Premises. Landlord shall promptly provide Tenant with relevant invoices for such Real Property Taxes; provided, however, that Landlord’s failure to timely provide any such invoices shall not affect Tenant’s obligation to pay such Real Property Taxes. Sublessee shall pay all taxes assessed and levied upon Sublessee owned alterations, utility installations, trade fixtures, furnishings, equipment and all other personal property of the Sublessee. If any of Sublessee’s personal property shall be assessed with Sublessor’s real property, Sublessee shall pay Sublessor the taxes attributable to Sublessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Sublessee’s property. Sublessor shall promptly provide Sublessee with such bills.

(l) Utilities and Services. Sublessee shall pay for all water, gas, heat, light power, internet, telephone, trash disposal, “yard jockey service”, landscaping, snow removal and other services supplied to the Sublessee’s portion of the building, together with any taxes thereon. If any such services are not separately metered and/or are not billed directly to Sublessee, Sublessee shall pay, as additional Rent, a reasonable proportion, to be determined by Sublessor, of all charges jointly metered and/or not billed directly to Sublessee; provided that for snow removal, Sublessee’s proportionate share shall be 1/3 of total cost charged by the outside vendor. Subject to the foregoing, Sublessee has the option, at its expense, to separately meter the Subleased Premises. Sublessor shall pay for water and sewer service. There shall be no abatement of Rent and Sublessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Sublessor’s reasonable control or in cooperation with governmental request or directions.

(m) Non-recordation of Lease. Neither party shall record this Sublease, nor record a Memorandum of Sublease thereof, without the prior written consent of the Sublessor, and to the extent required in the Prime Lease, the Lessor. Any such Memorandum shall contain only the names of the parties, the Commencement Date and Termination Date of this Sublease and the legal description of the Subleased Premises.

(n) Ownership of Equipment. With respect to any Sublessee-owned equipment at the Premises or Prime Leased Premises, Sublessor hereby authorizes Sublessee from time to time to file, in any appropriate filing office, financing statements under the

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Uniform Commercial Code indicating that the equipment is owned by Sublessee and that Sublessor has no current ownership in such equipment. The foregoing authorization is intended to constitute an authorization under Section 9-509 of the Uniform Commercial Code.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed by their proper and duly authorized officers as of the date first set forth above.

SUBLESSEE:

CONSOLIDATED CONTAINER COMPANY, LP

By:	PLASTIC CONTAINERS, LLC, its General Partner

By:
Name:
Title:

SUBLESSOR:

*

By:
Name:
Title:

*	This material has been omitted pursuant to a request for confidential treatment filed with the SEC, and this material has been filed separately with the SEC.

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EXHIBIT A

Insurance Requirements

SUBLESSEE and its SUBCONTRACTORS must maintain the following policies of insurance at their expense:

Commercial General Liability Insurance, on an occurrence basis, including a duty to defend, which must provide coverage for bodily injury and property damage with the following minimum limits of insurance:

• $2,000,000 Each Occurrence Limit
• $2,000,000 Personal and Advertising Injury Limit
• $2,000,000 Products and Completed Operations Liability
• $2,000,000 Aggregate Limit

The policy must contain a contractual liability coverage extension, either within the policy form or by endorsement. The policy must contain a CG2010 Endorsement and CG2037 Endorsement (Product Completed Operations) naming Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional insureds. The policy must provide coverage for explosion, collapse, and underground losses, Premises-Operations; Products/Completed Operations; Hazard; Contractual Insurance; Broad Form Property Damage; Independent Contractors; and Personal Injury. The policy shall contain an endorsement providing a separate general aggregate applicable per location for Sublessee and per project for contractors.

Workers’ Compensation Insurance covering all statutory benefits in the states of operation, if required by law, and Employers’ Liability, with limits of at least $1 million per accident or disease.

Business Auto Liability Insurance, with minimum combined single limits of $1 million per accident for bodily injury and property damage. The policy must include a duty to defend and cover all owned, non-owned, and leased or hired vehicles.

Commercial Umbrella/Follow Form Excess Insurance, with minimum limits of $5 million per occurrence and in the aggregate, in excess of the underlying policy limits. The policy must provide coverage at least as broad as the underlying policies.

*Contractor’s Equipment Property Insurance. The Sublessee and each subcontractor shall secure, pay for, and maintain All-Risk Insurance as necessary to protect Sublessor against loss of owned or rented capital equipment and tools, equipment and scaffolding, staging, towers and forms owned or rented by Sublessee or Subcontractor and any construction material in transit or stored in any location other than the Project site. The policy must have a waiver of subrogation in favor of Sublessor, its parents, subsidiaries and affiliated entities.

*Builder’s Risk Insurance. In the event any renovation, repairs, or construction shall be planned, Builder’s Risk insurance coverage in a non-reporting form, in completed value, with no co-insurance and valued at replacement cost with nonstandard (broad) form, all risk policy. The value utilized should be one hundred percent (100%) of the completed value (including contract amendments) of the renovation, repairs, or construction.

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*Professional (Errors and Omissions) Liability. In the event Sublessee performs (or Subcontractor provides) professional services of the type generally covered by Errors and Omissions (E&O) insurance (e.g. architectural, engineering, and the like) Coverage in an amount not less than $2,000,000 per occurrence, with:

1. Deletion of any limitation or exclusion on coverage for bodily injury or property damage arising out of subsidence or soil or earth movement; and

2. Deletion of any exclusion or limitation of coverage based upon the type or use of building or structure.

*Pollution Legal Liability Insurance, with minimum limits of $1 million per occurrence and $2 million aggregate combined single limit for bodily injury and property damage, including a duty to defend, arising from pollutants or environmental impairment including on-site and off-site cleanup costs for both first party and third party claims, on-site and off-site bodily injury and property damage, insured acts covering on premises, off premises, completed operations, transportation and disposal sites, coverage for punitive damages, fines and penalties where allowable by law, and covers both sudden and gradual pollution conditions.

* Notwithstanding anything in this Exhibit A to the Contrary, to the extent Sublessee is actually performing the work, it may, at its election, self-insure with respect to these types of insurance coverage only, in which case all requirements set forth below shall be deemed modified accordingly, provided that the foregoing right to elect to self-insure shall not apply to any subcontractor engaged by Sublessee.

Certificates of Insurance

Sublessee will provide a Certificate of Insurance evidencing the required insurance policies at contract inception and upon request. Even if Sublessor, its parents, and its subsidiaries and affiliated entities fail to receive certificates of insurance required under this contract or fail to demand receipt of such certificates, Sublessor, its parents, subsidiaries and affiliated entities do not release Sublessee or Sublessee’s obligation to procure and maintain the insurance required under this contract.

Subcontractors

Sublessee will require Sublessee’s subcontractors to carry the same insurance coverages as Sublessee, but Sublessee may determine the subcontractor’s limits of insurance for each policy. Sublessee will maintain proof of Subcontractor’s insurance coverage at all times.

The following insurance policy requirements are to be included for each policy, regardless of whether such policy is maintained by Sublessee or Subcontractor:

•	Insurance must be placed with insurance companies rated at least A, X (10) by A.M. Best.

•	Except as otherwise set forth herein, all limits of liability set forth above shall be on a “per project” basis.

•	All liability policies (other than builders risk and errors and omissions) must be endorsed to name Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional insureds. Builders Risk Coverage must be endorsed to name Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees as additional named insureds,

•	The general liability, automobile liability, builder’s risk, pollution and workers’ compensation policy must have a waiver of subrogation in favor of Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees. Sublessee shall require similar waivers from their contractors, consultants, Subcontractors and agents.

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•	All insurance policies must apply as primary and non-contributory. Sublessee will bear any losses within insurance deductibles or self-insured retention amounts.

•	All insurance policies must be written on a per occurrence basis other than Professional (Errors and Omissions) Liability coverage.

•	All insurance policies must provide Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees with 30-days advance written notice of cancellation or material change in coverage.

•	Policy renewal dates must be noted, and new certificates must be provided, meeting the requirements noted above to Sublessor, its parents, subsidiaries and affiliated entities, and their respective officers, directors and employees. Sublessee will provide a copy of any insurance policy upon request.

•	Must strike the following cancellation language “Endeavor to” and “Failure to mail shall impose no obligation or liability of any kind upon the company, its agents or representatives”.

•	Certificates with disclaimers must have an Additional Insured endorsement attached.

•	No deductible/SIR under any policy shall exceed $100,000

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